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                                                                    EXHIBIT 10.1



                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF NOVEMBER 4, 1997

                                  BY AND AMONG

                             OPPENHEIMER GROUP, INC.

                           OPPENHEIMER FINANCIAL CORP.

                               PIMCO ADVISORS L.P.

                      PIMCO ADVISORS TRANSITORY MERGER LLC

                               THE INDEMNITY TRUST

                                       AND

                                THE SELLER TRUST



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                                      TABLE OF CONTENTS



ARTICLE I.  DEFINITIONS......................................................................1

        Section 1.1. Definitions.............................................................1

ARTICLE II.  THE REDEMPTION AND MERGER......................................................12

        Section 2.1. The Redemption.........................................................12
        Section 2.2. The Merger.............................................................14
        Section 2.3. Consideration to Be Delivered in the Merger............................14
        Section 2.4. Effect of Merger on Opgroup Shareholders...............................15
        Section 2.5. No Fractional Shares...................................................15
        Section 2.6. Tax Characterization of the Merger.....................................15

ARTICLE III.  CLOSING.......................................................................15

        Section 3.1. Closing................................................................15

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF OPGROUP  AND THE TRUSTS......................16

        Representations and Warranties of Opgroup...........................................16
        Section 4.1. Organization and Related Matters.......................................16
        Section 4.2. Authority: No Violation................................................16
        Section 4.3. Consents and Approvals.................................................17
        Section 4.4. Regulatory Documents...................................................17
        Section 4.5. Capitalization.........................................................17
        Section 4.6. Financial Statements...................................................19
        Section 4.7. Ineligible Persons.....................................................20
        Section 4.8. Material Contracts.....................................................20
        Section 4.9. Legal Proceedings......................................................21
        Section 4.10. Permits and Applicable Law............................................21
        Section 4.11. Insurance.............................................................21
        Section 4.12. Labor and Employment Matters..........................................22
        Section 4.13. Employee Benefit Plans, ERISA.........................................22
        Section 4.14. Intellectual Property.................................................23
        Section 4.15. Taxes.................................................................23
        Section 4.16. Investment Companies, Managed Account Clients, Distributors, Etc......24
        Section 4.17. No Material Adverse Effect............................................26
        Section 4.18. Bringdown.............................................................26
        Section 4.19. Brokers...............................................................28
        Section 4.20. Additional Fund Representations.......................................28
        Section 4.21. Regarding Equities....................................................28


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
        Section 4.22. Non-Investment Company Advisory Agreement Consents....................28
        Section 4.23. Section 15 of the Investment Company Act--Opgroup and Opfin...........29
        Representations and Warranties of the Indemnity Trust...............................29
        Section 4.24. Organization and Related Matters......................................29
        Section 4.25. Authority, No Violation...............................................29
        Section 4.26. Consents and Approvals................................................30
        Representations and Warranties of the Seller Trust..................................30
        Section 4.27. Organization and Related Matters......................................30
        Section 4.28. Authority; No Violation...............................................30
        Section 4.29. Consents and Approvals................................................31

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF PATM..........................................31

        Section 5.1. Organization and Related Matters.......................................31
        Section 5.2. Authority; No Violation................................................32
        Section 5.3. Consents and Approvals.................................................32
        Section 5.4. Capitalization.........................................................33
        Section 5.5. Financial Condition and Subsidiaries...................................33

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF PIMCO ADVISORS...............................33

        Section 6.1. Organization...........................................................33
        Section 6.2. Authority, No Violation................................................34
        Section 6.3. Consents and Approvals.................................................34
        Section 6.4. Regulatory Documents...................................................34
        Section 6.5. Capitalization.........................................................35
        Section 6.6. Financial Statements...................................................35
        Section 6.7. Ineligible Persons.....................................................36
        Section 6.8. Material Contracts.....................................................36
        Section 6.9. No Broker..............................................................37
        Section 6.10. Legal Proceedings.....................................................37
        Section 6.11. Permits and Applicable Law............................................37
        Section 6.12. Insurance.............................................................38
        Section 6.13. Labor and Employment Matters..........................................38
        Section 6.14. Employment Benefit Plans; ERISA.......................................38
        Section 6.15. Intellectual Property.................................................39
        Section 6.16. Taxes.................................................................39
        Section 6.17. Investment Companies. Managed Account Clients, Distributors, Etc......40
        Section 6.18. Section 15 of the Investment Company Act..............................41
        Section 6.19. No Material Adverse Effect............................................41

ARTICLE VII.  [OMITTED].....................................................................41


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
ARTICLE VIII.  CLOSING DELIVERIES...........................................................41

        Section 8.1. Deliveries by Opgroup, Opfin and the Trusts............................41
        Section 8.2. Deliveries by PIMCO Advisors and PATM..................................43
        Section 8.3. Other Deliveries.......................................................43
        Section 8.4. Execution of Certain Documents.........................................44

ARTICLE IX.  ACTIONS SUBSEQUENT TO THE MERGER...............................................44

        Section 9.1. Contribution...........................................................44
        Section 9.2. Additional Fund Related Covenants......................................44
        Section 9.3. Insurance..............................................................44
        Section 9.4. Closing Date Balance Sheets............................................45
        Section 9.5. Section 15 of the Investment Company Act; PIMCO Advisors...............46
        Section 9.6. Further Assurances.....................................................47
        Section 9.7. Expenses...............................................................47
        Section 9.8. Disposition of OGI Stock...............................................47

ARTICLE X.  INDEMNIFICATION.................................................................48

        Section 10.1. Indemnification by PIMCO Advisors and the Surviving Corporation.......48
        Section 10.2. Indemnification by the Indemnity Trust................................48
        Section 10.3. Monetary Limitation...................................................49
        Section 10.4. Nature and Survival; Time Limits......................................50
        Section 10.5. Limitation on Remedies................................................50
        Section 10.6. General Provisions....................................................50

ARTICLE XI.  TERMINATION AND SURVIVAL.......................................................52

        Section 11.1. Omitted...............................................................52

ARTICLE XII.  MISCELLANEOUS.................................................................52

        Section 12.1. Limitation on Liability...............................................52
        Section 12.2. No Right of Set Off...................................................53
        Section 12.3. Amendments, Waiver....................................................53
        Section 12.4. Entire Agreement......................................................53
        Section 12.5. Interpretation........................................................53
        Section 12.6. Severability..........................................................53
        Section 12.7. Notices...............................................................54
        Section 12.8. Binding Effect; No Third Party Beneficiaries; No Assignment...........55
        Section 12.9. Counterparts..........................................................55
        Section 12.10. Governing Law........................................................56
        Section 12.11. Waiver of Jury Trial.................................................57


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                          AGREEMENT AND PLAN OF MERGER

               AGREEMENT AND PLAN OF MERGER, dated as of November 4, 1997, by and among Oppenheimer Group, Inc., a Delaware corporation ("Opgroup"), Oppenheimer Financial Corp., a Delaware corporation ("Opfin"), PIMCO Advisors L.P., a Delaware limited partnership ("PIMCO Advisors"), PIMCO Advisors Transitory Merger LLC, a Delaware limited liability company ("PATM"), the Indemnity Trust, under Declaration of Trust dated July 22, 1997, as amended (the "Indemnity Trust") and the Seller Trust, under Declaration of Trust dated July 22, 1997, as amended (the "Seller Trust").

                                    RECITALS

               WHEREAS, Opgroup, Opfin, PIMCO Advisors, the Indemnity Trust, the Seller Trust and certain other parties were parties to that certain Amended and Restated Agreement and Plan of Merger dated July 22, 1997 (the "Original Agreement"), and the parties to the Original Agreement, concurrently with the execution hereof, have terminated such agreement;

               WHEREAS, on July 22, 1997, CIBC Wood Gundy Securities Corp. ("CIBC"), Opgroup, and Oppenheimer Equities, Inc. ("Equities") entered into that certain Stock Acquisition Agreement (as amended November 3, 1997, the "CIBC Agreement") pursuant to which, among other things, Equities agreed to sell to CIBC (the "CIBC Transaction") all of the capital stock of Oppenheimer Holdings, Inc., a Delaware corporation ("Holdings");

               WHEREAS, PATM is a wholly owned limited liability company subsidiary of PIMCO Advisors;

               WHEREAS, the parties hereto desire that, following the consummation of the transactions contemplated under the CIBC Agreement, PIMCO Advisors acquire Opgroup by way of a merger of PATM with and into Opgroup, with the stockholders of Opgroup receiving, among other things, securities of PIMCO Advisors in respect of their equity interests in Opgroup;

               NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereby agree as follows:


                                   ARTICLE I.

                                  DEFINITIONS

        Section 1.1.  Definitions.

               For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):


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               "Accounting Firm" has the meaning set forth in Section 9.4(b).

               "Advantage Advisers" shall mean Advantage Advisers, Inc., a Delaware corporation.

               "Advantage Advisers Balance Sheets" has the meaning set forth in
Section 4.6(b).

               "Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

               "Advisory Agreement" shall mean any agreement with respect to the provision of investment advisory services as provided in the Advisers Act.

               "Affiliate" shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

               "Agreement" shall mean this Amended and Restated Agreement and Plan of Merger, as it may hereafter be amended.

               "Applicable Law" with respect to a Person, shall mean any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement applicable to such Person or any of its Affiliates, or to its or their properties or assets.

               "Available Cash" shall mean an amount in cash estimated in good faith to be equal at the close of business on the Business Day next preceding the Closing Date to the lesser of (i) cash on hand of Opgroup, Opfin and Value Advisors, or (ii) net current assets of Opgroup, Opfin and Value Advisors on a combined basis, or (iii) net assets of Opgroup, Opfin and Value Advisors on a combined basis, in each case without consolidation of any Excluded Affiliate, Opcap LP, Opcap or any of their Subsidiaries, without attribution of any value to the Interests, stock of the Excluded Affiliates, rights to receive the Buyer Adjustment Payment or amounts released from the Tax Payment Account or the Holdback Amount, or the management contracts for the Value Advisors Funds, and without taking into account principal of the Opgroup Equities Note.

               "Brokerage Business" shall mean the businesses, including without limitation the securities, brokerage, investment banking and asset management businesses, conducted by Holdings and its controlled Affiliates, but excluding the Value Advisors Business.

               "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in the State of New York are permitted or required to be closed for regular banking business.

               "Buyer Adjustment Payment" shall have the meaning set forth in the CIBC Agreement.




                                       2
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               "Certificate" means that certain Certificate of Long Term
Indemnity Indebtedness dated November 4, 1997.

               "CIBC" has the meaning set forth in the Recitals to this Agreement.

               "CIBC Agreement" has the meaning set forth in the Recitals to this Agreement.

               "CIBC Transaction" has the meaning set forth in the Recitals to this Agreement.

               "Class A Units" has the meaning set forth in Section 2.3.

               "Class B Units" shall mean the Class B units of limited partner interest of PIMCO Advisors.

               "Class C Units" shall mean the Class C units of limited partner interest of PIMCO Advisors.

               "Closing" has the meaning set forth in Section 3.1.

               "Closing Date" has the meaning set forth in Section 3.1.

               "Closing Date Balance Sheets" has the meaning set forth in
Section 9.4(a).

               "Closing Valuation Date" shall mean October 31, 1997.

               "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

               "Combined Balance Sheet" has the meaning set forth in Section 9.4(a).

               "Contribution Agreement" has the meaning set forth in Section 8.4(b).

               "D&O Insurance" has the meaning set forth in Section 9.3.

               "DGCL" has the meaning set forth in Section 2.2.

               "DLLCA" has the meaning set forth in Section 2.2.

               "Effective Time" shall mean the time at which the certificate of merger of the Merger is duly filed with the Secretary of State of the State of Delaware (or such other time as may be specified in such certificate of merger).

               "Encumbrance" shall mean any lien, pledge, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction or encumbrance of any kind or nature whatsoever.

               "Equities" has the meaning set forth in the Recitals to this Agreement.




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               "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended, and the regulations and class exemptions of the Department of Labor thereunder.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

               "Exchange Right" has the meaning set forth in Section 2.3.

               "Excluded Affiliates" has the meaning set forth in the CIBC Agreement.

               "GAAP" shall mean generally accepted accounting principles as used in the United States of America, as in effect at the time any applicable financial statements were prepared.

               "Governmental Authority" shall mean any government (domestic or foreign), any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the SEC, the Commodity Futures Trading Commission or any other government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the New York Stock Exchange and the National Association of Securities Dealers, Inc.).

               "GP Unit" has the meaning set forth in Section 6.5.

               "Holdback Amount" shall have the meaning set forth in the CIBC Agreement.

               "Holdings" has the meaning set forth in the Recitals to this Agreement.

               "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

               "Identified Funds" shall mean, collectively: (i) the Value Advisors Funds, (ii) OCC Cash Reserves, Inc. and (iii) OCC Accumulation Trust.

               "Indemnified Claim" has the meaning set forth in Section 10.6(a).

               "Indemnified Party" has the meaning set forth in Section 10.6(a).

               "Indemnifying Party" has the meaning set forth in Section
10.6(a).

               "Indemnity Declaration" has the meaning set forth in Section 4.23(a).

               "Indemnity Trust" has the meaning set forth in the first paragraph of this Agreement.




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               "Indemnity Trustees" shall mean the managing trustees from time to time under the Indemnity Trust.

               "Independent Director" has the meaning set forth in Section 4.23(b).

               "Interests" shall mean each of the general partner interests in Opcap LP, Opcap, Opcap Advisors, OCC Distributors and 225 Liberty Street Advisers, L.P. owned by Opfin.

               "Investment Company" shall have the meaning provided in the Investment Company Act.

               "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

               "IRS" shall mean the Internal Revenue Service.

               "License Agreement" shall mean that certain License Agreement dated as of July 22, 1997 between Holdings and Opcap.

               "Losses" has the meaning set forth in Section 10.6(g).

               "Maximum Premium" has the meaning set forth in Section 9.3.

               "Merger" has the meaning set forth in Section 2.2.

               "Money Management Business" shall mean the (i) the business operated by Opcap LP, Opcap and their respective Subsidiaries, (ii) the business operated by Opfin, but only to the extent of its acting as general partner of Opcap, Opcap LP, Opcap Advisors, OCC Distributors and 225 Liberty Street Advisers, L.P. and (iii) the Value Advisors Business.

               "Objections" has the meaning set forth in Section 9.4(b).

               "OCC Distributors" shall mean OCC Distributors, a Delaware general partnership (formerly Quest For Value Distributors).

               "Offshore Investment Company" shall mean an Investment Company organized under the laws of a jurisdiction other than the United States or any political subdivision thereof.

               "OFI" shall mean Oppenheimer Funds, Inc. (formerly Oppenheimer Management Corporation).

               "OGI Notes" has the meaning set forth in Section 2.1(a).

               "Opcap" shall mean Oppenheimer Capital, a Delaware general partnership.

               "Opcap Advisors" shall mean Opcap Advisors, a Delaware general partnership.




                                       5
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               "Opcap Balance Sheets" has the meaning set forth in Section
4.6(a).

               "Opcap Interest" shall mean the partnership interest in Opcap owned by Opfin.

               "Opcap LP" shall mean Oppenheimer Capital, L.P., a Delaware limited partnership.

               "Opcap LP Interest" shall mean the partnership interest in Opcap LP owned by Opfin.

               "Opcap Portion" has the meaning set forth in Section 2.1(c).

               "Opcap LP Portion" has the meaning set forth in Section 2.1(c).

               "Opcap Run Rate Revenues" at a particular date shall mean revenues calculated by multiplying the assets under management of Opcap and each of its subsidiaries at such date by the applicable management fee rates (reflective of any discounts and excluding any performance fees) then in effect for such assets. For purposes of calculating any decline in Opcap Run-Rate Revenues, the first $3 million of any such decline attributable to the termination and sale of the Dual Purpose Fund shall be disregarded.

               "Opcap Portion" has the meaning set forth in Section 2.1(c).

               "Opco" shall mean Oppenheimer & Co., Inc., a Delaware corporation.

               "Opco LP" shall mean Oppenheimer & Co., L.P., a Delaware limited partnership.

               "Opco Share" shall mean the shares of Opgroup Class C Common Stock and Opgroup Class D Common Stock held of record and beneficially by Opco LP and not reserved for unexercised warrants.

               "Opfin" has the meaning set forth in the first paragraph of this Agreement.

               "Opgroup" has the meaning set forth in the first paragraph of this Agreement.

               "Opgroup Benefit Plan" has the meaning set forth in Section 4.13(a).

               "Opgroup Business" shall mean the business conducted by Opgroup and its Subsidiaries prior to the Effective Time.

               "Opgroup Class A Common Stock" shall mean the Class A Common Stock, $.01 par value, of Opgroup.

               "Opgroup Class B Common Stock" shall mean the Class B Common Stock, $.01 par value, of Opgroup.

               "Opgroup Class C Common Stock" has the meaning set forth in
Section 2.1.

               "Opgroup Class D Common Stock" has the meaning set forth in
Section 2.1.

               "Opgroup Common Stock" shall mean Opgroup Class A Common Stock, Opgroup Class B Common Stock, Opgroup Class C Common Stock and Opgroup Class D Common Stock.

               "Opgroup Distribution Contract" has the meaning set forth in
Section 4.16(g).

               "Opgroup Equities Note" shall mean the 10% note due 2012, in the current principal amount of $32,193,000, issued by Equities to Opcap LP.

               "Opgroup Indemnitees" has the meaning set forth in Section
10.1(a).

               "Opgroup Intellectual Property" has the meaning set forth in
Section 4.14.

               "Opgroup Investment Company Client" shall mean any Opgroup Public Investment Company Client, Opgroup Private Investment Company Client or Opgroup Offshore Investment Company Client.

               "Opgroup's Knowledge" or "to the Knowledge of Opgroup" shall mean only the knowledge after due inquiry of Roger W. Einiger, Nathan Gantcher, Stephen Robert, Joseph M. La Motta, George Long, Kenneth Mortensen, Sheldon Siegel and Thomas Duggan.

               "Opgroup Managed Account Client" shall mean any Person, other than an Investment Company, for or in respect of which any Opgroup Subsidiary provides investment advisory or similar services (including, without limitation, investment sub-advisory services).

               "Opgroup Material Adverse Effect" shall mean any matter or matters affecting Opgroup or any Opgroup Subsidiary that has or reasonably could be expected to have a material adverse effect on the business, assets, financial condition or results of operations of Opgroup (after taking into account the Opgroup Restructuring) and the Opgroup Subsidiaries, taken as a whole, or on the ability of Opgroup to complete the Closing; provided, however, that a claim or action by OFI arising under that certain Agreement Not to Compete dated as of November 22, 1995 or that certain License Agreement dated November 25, 1995 shall not be considered an Opgroup Material Adverse Effect; and provided further, that a decline in Opcap Run-Rate Revenues for any reason between February 13, 1997 and the Closing Valuation Date of less than or equal to 20% shall not be considered in determining whether there has been an Opgroup Material Adverse Effect (it being agreed that this exclusion shall not be considered in any determination of whether any event or events other than a decline in Opcap Run-Rate Revenues (or a related market downturn) constitutes an Opgroup Material Adverse Effect).

               "Opgroup Material Contract" has the meaning set forth in Section 4.8.

               "Opgroup Offshore Investment Company Client" shall mean each Offshore Investment Company for or in respect of which any Opgroup Subsidiary provides investment advisory or similar services (including, without limitation, subinvestment advisory services).




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
               "Opgroup Private Investment Company Client" shall mean each Private Investment Company for or in respect of which any Opgroup Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services).

               "Opgroup Public Investment Company Client" shall mean each Public Investment Company for or in respect of which any Opgroup Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services); provided, that for purposes of Sections 4.23(a) and 9.5, the Persons listed on Schedule 1.1(b) shall be deemed not to be Opgroup Public Investment Company Clients; and provided further, that for all purposes of this Agreement, none of the Persons listed on Schedule 1.1(c) shall be deemed to be an Opgroup Public Investment Company Client.

               "Opgroup Restructuring" shall mean that series of transactions described in Annex A.

               "Opgroup Shareholders" shall mean the holders of Opgroup Common Stock immediately prior to the Effective Time.

               "Opgroup Subgroup" shall mean Opgroup, Opfin, Equities and Value Advisors.

                "Opgroup Subsidiary" shall mean each of Opfin, Equities, Advantage Advisers (but only with respect to the Value Advisors Business prior to the Closing Date), Value Advisors, Opcap LP, Opcap, Opcap Advisors, OCC Distributors, Oppenheimer Capital Limited, Oppenheimer Capital Trust Company, 225 Liberty Street Advisers, L.P., Oppenheimer Capital Luxembourg Funds, Paragon Management Group, OCC Partners, L.P., Oppenheimer Capital Equity Partners, L.P. and Bank Street Partners, L.P.

               "PATM" has the meaning set forth in the first paragraph of this Agreement.

               "Permits" shall mean licenses, franchises, permits, registrations and authorizations of any Governmental Authority.

               "Person" shall mean any individual, corporation, partnership (limited or general), limited liability company, joint venture, association, trust or other entity.

               "PIMCO Advisors" has the meaning set forth in the first paragraph of this Agreement.

               "PIMCO Advisors Balance Sheets" has the meaning set forth in
Section 6.6.

               "PIMCO Advisors Benefit Plan" has the meaning set forth in
Section 6.14(a).

               "PIMCO Advisors Distribution Contract" has the meaning set forth in Section 6.17(g).

               "PIMCO Advisors Investment Company Client" shall mean any PIMCO Advisors Public Investment Company Client, PIMCO Advisors Private Investment Company Client or PIMCO Advisors Offshore Investment Company Client.

               "PIMCO Advisors' Knowledge" or "to the Knowledge of PIMCO Advisors" shall mean only the knowledge after due inquiry of William Cvengros, William Thompson, Robert Fitzgerald, Kenneth Poovey and Richard Weil.

               "PIMCO Advisors Managed Account Client" shall mean any Person, other than an Investment Company, for or in respect of which PIMCO Advisors and any PIMCO Advisors Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services).

               "PIMCO Advisors Material Adverse Effect" shall mean any matter or matters affecting PIMCO Advisors or any PIMCO Advisors Subsidiary that has or have or could reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of PIMCO Advisors and PIMCO Advisors' investment management partnerships taken as a whole or on the ability of PIMCO Advisors to complete the Closing.

               "PIMCO Advisors Material Client" has the meaning set forth in
Section 6.17(a).

               "PIMCO Advisors Material Contract" has the meaning set forth in
Section 6.8.

               "PIMCO Advisors Offshore Investment Company Client" shall mean each Offshore Investment Company for or in respect of which PIMCO Advisors or any PIMCO Advisors Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services).

               "PIMCO Advisors Private Investment Company Client" shall mean each Private Investment Company for, or in respect of which, PIMCO Advisors or any PIMCO Advisors Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services).

               "PIMCO Advisors Public Investment Company Client" shall mean each Public Investment Company for or in respect of which PIMCO Advisors or any PIMCO Advisors Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services).

               "PIMCO Advisors Subsidiary" shall mean each of Pacific Investment Management Company, Parametric Portfolio Associates, Cadence Capital Management, NFJ Investment Group, Blairlogie Capital Management, Columbus Circle Investors and PIMCO Funds Distribution Company.

               "PIMCO Indemnitees" has the meaning set forth in Section 10.2(a).

               "PIMCO Partners" shall mean PIMCO Partners, G.P., a California general partnership.

               "Present Value Benefit" shall mean the present value (based on a discount rate equal to the short-term applicable federal rate as determined under Section 1274(d) of the Code at the time of determination, and assuming that the Indemnified Party will be liable for Taxes at all relevant times at the maximum marginal rates) of any income tax benefit; provided, however, that the tax rates applicable to a partnership shall be deemed to be those applicable to a Subchapter C corporation.

               "Private Investment Company" shall mean an Investment Company, other than an Offshore Investment Company, that would be an investment company, as defined in the Investment Company Act, but for the exception contained in
Section 3(c)(1) or Section 3(c)(7) of that Act.

               "Proportionate Share" shall mean a fraction equal to one divided by all shares of Opgroup Common Stock outstanding after the Redemption.

               "Public Investment Company" shall mean an Investment Company, other than a Private Investment Company or an Offshore Investment Company.

               "Put Right" shall have the meaning set forth in Section 8.4(c).

               "Redeemed Shares" shall mean all shares of Opgroup Class C Common Stock and Opgroup Class D Common Stock outstanding immediately prior to the Redemption.

               "Redemption" has the meaning set forth in Section 2.1.

               "Registration Rights Agreement" has the meaning set forth in
Section 8.4(c).

               "Regulatory Documents" shall mean all (i) Forms ADV (and amendments thereto), (ii) Forms BD (and amendments thereto), (iii) forms filed under the Exchange Act (other than Forms 3, 4, and 5 or Schedules 13D, 13F or
13G) and (iv), with respect to an Opgroup Public Investment Company Client, Registration Statements on Form N-IA under the Investment Company Act.

               "Related Agreement" shall mean any agreement delivered hereunder or contemplated hereby, including but not limited to the Contribution Agreement, the Irrevocable Proxy dated July 22, 1997 given by the Indemnity Trust to Kenneth M. Poovey and Richard M. Weil, the Irrevocable Proxy dated July 22, 1997 given by Opco LP to Kenneth M. Poovey and Richard M. Weil, the License Agreement, the Registration Rights Agreement, the Release and Indemnity Agreement, the Tax Indemnity Agreement, the Transition Agreement, the Exchange Rights and the Put Agreements.

               "Release and Indemnity Agreement" shall mean the Amended and Restated Release and Indemnity Agreement dated November 3, 1997 among Opgroup, CIBC and PIMCO Advisors.

               "Relevant Entities" has the meaning set forth in Section 9.5.

               "SBAM Funds" has the meaning set forth in Section 4.23(b).

               "SEC" shall mean the Securities and Exchange Commission.

               "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

               "Securities Laws" shall mean the Securities Act, the Exchange Act; the Investment Company Act, the Advisers Act, the Commodity Exchange Act and the rules under such Acts, and state securities and commodities laws; and, with respect to the issuance of interests of any Offshore Investment Company, the securities laws of any jurisdiction in which interests of such company are offered or sold.

               "Seller Declaration" has the meaning set forth in Section
4.26(a).

               "Seller Trust" has the meaning set forth in the first paragraph of this Agreement.

               "Seller Trustees" shall mean the managing trustees from time to time under the Seller Trust.

               "Straddle Quarter" has the meaning set forth in Section 2.1(c).

               "Stand-Alone Balance Sheets" has the meaning set forth in Section 9.4(a).

               "Subsidiary" has the meaning set forth in Regulation S-X promulgated under the Securities Act.

               "Surviving Corporation" has the meaning set forth in Section 2.2.

               "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, gains, ad valorem, value added, transfer, franchise, profits, inventory, goods and services, capital stock, license, withholding, payroll, employment, social security, unemployment, disability, excise, severance, stamp, documentary stamp, occupation, property, mortgage recording and estimated taxes, together with any interest, penalties, or additions thereto imposed by any governmental taxing authority (domestic or foreign).

               "Tax Indemnity Agreement" shall mean the Amended and Restated Tax Indemnity Agreement dated November 3, 1997 among Opgroup, CIBC and PIMCO Advisors.

               "Tax Payment Account" shall have the meaning set forth in the CIBC Agreement.

               "Tax Return" shall mean any return, report, information statement, schedule or other document (including any related or supporting information) with respect to Taxes required to be provided to any Governmental Authority, and any amendments thereof.

               "Taxable Year" shall mean, with respect to any Tax of any taxpayer, the period, for applicable federal, state, local or foreign Tax purposes, for which such Tax is computed.

               "Transition Agreement" shall mean that certain Transition Agreement dated as of July 22, 1997 between CIBC, Opco and PIMCO Advisors.

               "Trusts" shall mean the Indemnity Trust and the Seller Trust.

               "Trustees" shall mean the Indemnity Trustees and the Seller Trustees.

               "Unconsolidated Subsidiaries" with respect to any Person, shall mean any other Person which is (i) a controlled Affiliate of such Person and
(ii) which is not included in the affiliated group of which such Person is a member within the meaning of Section 1504(a) of the Code.

               "Value Advisors" shall mean the newly-formed limited liability company referred to in Annex A.

               "Value Advisors Business" shall mean the business of sponsoring, managing and advising for compensation the Value Advisors Funds.

               "Value Advisors Funds" shall mean the funds set forth on Schedule 1.1(a).


                                   ARTICLE II.

                            THE REDEMPTION AND MERGER

        Section 2.1.  The Redemption.

               Immediately before the Effective Time, Opgroup shall redeem the Redeemed Shares, pro rata from the Opgroup Shareholders according to the number of shares of Class C Common Stock, $.01 par value, of Opgroup ("Opgroup Class C Common Stock") and Class D Common Stock $.01 par value, of Opgroup ("Opgroup Class D Common Stock") owned by each of them, paying in consideration for such redemption the following amounts per share redeemed (the "Redemption"):

               (a) To each Opgroup Shareholder, notes issued by Opgroup having the form of Annex B hereto (the "OGI Notes"), in principal amount equal to the quotient of (i) $150 million divided by (ii) the number of Redeemed Shares, subject to adjustment as follows: If there is a decline in Opcap Run-Rate Revenues from February 13, 1997 through the Closing Valuation Date of more than 10%, then the principal amount of OGI Notes for which each share of Opgroup Common Stock shall be redeemed pursuant to this clause (a) shall be reduced by a percentage equal to 1.15 multiplied by the whole or fractional number of percentage points of the decline in excess of 10%, up to a maximum reduction of 11.5%. For example, if there were a decline in Opcap Run-Rate Revenues between such dates of 15%, then the principal amount of OGI Notes for which a share of Opgroup Common Stock would be redeemed pursuant to this clause (a) would be reduced by 5.75% (that is, 1.15(15% - 10%));

               (b) To the Indemnity Trust, on behalf of each Opgroup Shareholder, a pro rata portion of the Certificate of Long-Term Indemnity Indebtedness in the form of Annex C hereto, in the face amount of $80 million; and

               (c) To the Seller Trust on behalf of each Opgroup Shareholder:

                      (i) If such share is not an Opco Share, an amount in cash equal to (A) Available Cash divided by the number of Redeemed Shares plus (B) an amount equal to (1) $30 million divided by (2) the number of Redeemed Shares multiplied by 0.29219079.

                      (ii) If such share is an Opco Share, an amount in cash equal to (A) Available Cash divided by the number of Redeemed Shares minus (B) an amount equal to (1) $30 million divided by (2) the number of Redeemed Shares multiplied by 0.70780921.

                      (iii) The right to receive a fraction equal to (x) one divided by (y) the number of Redeemed Shares, of each of the following amounts of cash, to the extent actually received by Opgroup, Opfin, PIMCO Advisors or any of its Affiliates, not later than three Business Days after the date of receipt:

                             (A) In the event that the Closing Date occurs after
the end of an Opcap fiscal quarter but before the distribution for such quarter has been paid by Opcap, an amount in cash equal to the distribution in respect of the Opcap Interest for such quarter.

                             (B) In the event that the Closing Date occurs after
the end of an Opcap LP fiscal quarter but before any distribution for such quarter has been paid by Opcap LP, an amount in cash equal to the distribution in respect of the Opcap LP Interest for such quarter. (C) With respect to any fiscal quarter of Opcap or Opcap LP that begins before and ends after the Closing Date (a "Straddle Quarter"):

                                    (1) an amount in cash equal to the
distribution in respect of the Opcap Interest for such Straddle Quarter multiplied by a fraction equal to (w) the Opcap Portion divided by (x) the net income of Opcap allocated to the Opcap Interest for the Straddle Quarter. The "Opcap Portion" is equal to the sum of the net income of Opcap allocated to the Opcap Interest for each full month in the Straddle Quarter prior to the Closing Date plus a pro rata portion of the net income of Opcap allocated to the Opcap Interest for the month in which the Closing Date occurs, based on the ratio of
(y) the number of days in such month elapsed prior to the Closing Date to (z) the total number of days in such month.

                                    (2) an amount equal to the distribution in
respect of the Opcap LP Interest for such Straddle Quarter multiplied by a fraction equal to (w) the Opcap LP

Portion divided by (x) the net income of Opcap LP allocated to the Opcap LP Interest for the Straddle Quarter. The "Opcap LP Portion" is equal to the sum of the net income of Opcap LP allocated to the Opcap LP Interest for each full month in the Straddle Quarter prior to the Closing Date plus a pro rata portion of the net income of Opcap allocated to the Opcap LP Interest for the month in which the Closing Date occurs, based on the ratio of (y) the number of days in such month elapsed prior to the Closing Date to (z) the total number of days in such month.

                      (iv) The right to receive a fraction of (x) one divided by
(y) the number of Redeemed Shares of the Buyer Adjustment Payment, if any, any amounts released from the Tax Payment Account and the Holdback Amount, and a call on the stock of the Excluded Affiliates.

        Section 2.2.  The Merger.

               At the Effective Time, PATM shall be merged with and into Opgroup in accordance with this Agreement and the separate corporate existence of PATM shall thereupon cease, and Opgroup shall be the surviving entity of the Merger (the "Surviving Corporation") in accordance with Section 18-209 of the Delaware Limited Liability Company Act ("DLLCA") and Section 264 of the Delaware General Corporation Law (the "DGCL") (the "Merger"). The Surviving Corporation shall cause to be filed at the Effective Time a Certificate of Merger in the form attached as Annex D. The certificate of incorporation of the Surviving Corporation shall be amended and restated in the form of the Amended and Restated Certificate of Incorporation of Oppenheimer Group, Inc. attached as Annex E.

        Section 2.3.  Consideration to Be Delivered in the Merger.

               At the Effective Time:

               (a) Each share of Opgroup Common Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the Redemption) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a Proportionate Share of an aggregate of 2,119,608 Class A units of limited partner interest in PIMCO Advisors ("Class A Units").

               (b) The certificates for such Class A Units shall bear the following legend: "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Such securities may not be sold or transferred unless such sale or transfer is
(i) registered under the Securities Act or (ii) exempt from registration under the Securities Act and the Partnership is presented with an opinion of counsel, reasonably satisfactory in form and substance to the Partnership, that an exemption from registration under the Securities Act is available."

               (c) The member interests in PATM shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one hundred shares of common stock of the Surviving Corporation.

               (d) PIMCO Advisors agrees to cooperate with the Opgroup Shareholders in connection with any reissuance of such Class A Units to the beneficial owners of the entities which are Opgroup Shareholders and to cause the Surviving Corporation to cooperate in any such reissuances with respect to the OGI Notes.

        Section 2.4.  Effect of Merger on Opgroup Shareholders.

               At the Effective Time, all shares of Opgroup Common Stock shall cease to be outstanding and shall be canceled and retired and cease to exist, and each holder of shares of Opgroup Common Stock shall thereafter cease to have any rights with respect to such shares, except the right to receive the securities, cash and rights to receive cash described in this Article II upon surrender to the Surviving Corporation of a certificate which represented shares of Opgroup Common Stock immediately prior to the Effective Time.

        Section 2.5.  No Fractional Shares.

               No fractional Class A Units shall be issued pursuant to this
Article II. In lieu of the issuance of any fractional Class A Unit (i) any Person who, but for this Section 2.5, would have been entitled to receive a fractional Class A Unit representing one-half or more of a Class A Unit, shall receive instead one whole Class A Unit, and (ii) any Person who, but for this
Section 2.5, would have been entitled to receive a fractional Class A Unit representing less than one-half of a Class A Unit, shall receive nothing in lieu of such fractional share.

        Section 2.6.  Tax Characterization of the Merger.

               The parties hereto intend that the Merger shall be treated for income tax purposes as an exchange, by each holder of Opgroup Common Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the Redemption) with PIMCO Advisors, of such Opgroup Common Stock for Class A Units which qualifies for tax-free exchange treatment under Section 721 of the Code (and under applicable similar provisions of state and local law).


                                  ARTICLE III.

                                     CLOSING

        Section 3.1.  Closing.

               Subject to the terms and conditions of this Agreement, the closing of the transactions provided for in this Agreement (the "Closing") shall be at 10:00 A.M. New York City Time at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (or at such other location as may be agreed by PIMCO Advisors and Opgroup) on November 4, 1997 (the "Closing Date").

                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF OPGROUP

                                 AND THE TRUSTS

                    REPRESENTATIONS AND WARRANTIES OF OPGROUP

               Opgroup represents and warrants to PIMCO Advisors and PATM at February 13, 1997 and at the Closing Date, as follows:

        Section 4.1.  Organization and Related Matters.

               Each of Opgroup and the Opgroup Subsidiaries that is a corporation or a limited partnership is validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Opgroup Subsidiaries that is a general partnership is validly existing under the laws of the jurisdiction of its organization. Each of Opgroup and the Opgroup Subsidiaries has the corporate or partnership, as applicable, power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary. Copies of the certificate of incorporation, by-laws or partnership agreement of Opgroup and the Opgroup Subsidiaries, as applicable, heretofore delivered to PIMCO Advisors, are complete and correct copies of such instruments as currently in effect.

        Section 4.2.  Authority: No Violation.

               (a) Opgroup and Opfin have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Except as set forth on Schedule 4.2(a), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action, and no other corporate or partnership proceedings on the part of Opgroup, any Opgroup Subsidiary or any of their shareholders or interest holders, as applicable, is necessary to approve this Agreement and to authorize and consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Opgroup and Opfin, and (assuming the due authorization, execution and delivery of this Agreement by PIMCO Advisors and
PATM) constitutes a valid and binding obligation of Opgroup and Opfin, enforceable against Opgroup and Opfin in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

               (b) Neither the execution and delivery of this Agreement by Opgroup or Opfin, nor the consummation by Opgroup and the Opgroup Subsidiaries of the transactions contemplated hereby or the Opgroup Restructuring, nor compliance by Opgroup or Opfin with any of the terms or provisions hereof, will
(i) violate any provision of the articles of incorporation or bylaws or, as applicable, partnership agreement, of Opgroup or any of the Opgroup Subsidiaries or (ii) except as set forth in Schedule 4.2(b), and assuming the accuracy of Section 4.23 and compliance with Section 9.5, (x) violate any Applicable Law or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Encumbrance upon, any of Opgroup's, Opfin's or any Opgroup Subsidiary's properties or assets, or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Opgroup or any Opgroup Subsidiary, is a party, or by which any of their respective properties or assets may be bound.

        Section 4.3.  Consents and Approvals.

               As of the Closing Date, except for such consents, approvals and notices as are set forth in Schedule 4.3, no consents or approvals of or filings or registrations with any Governmental Authority or third party are necessary in connection with (A) the execution and delivery by Opgroup and Opfin of this Agreement and (B) the consummation by Opgroup and the Opgroup Subsidiaries of the transactions contemplated by this Agreement.

        Section 4.4.  Regulatory Documents.

               (a) Since April 30, 1993, Opgroup, the Opgroup Subsidiaries and the Identified Funds (other than the SBAM Funds) and, to the Knowledge of Opgroup, the SBAM Funds, have filed all Regulatory Documents, together with any amendments required to be made with respect thereto, that were required to be filed by them with any Governmental Authority, including the SEC, with respect to the Money Management Business.

               (b) As of their respective dates, the Regulatory Documents filed with respect to the Money Management Business, including those with respect to the Identified Funds (other than the SBAM Funds) and, to Opgroup's Knowledge, the Regulatory Documents filed with respect to the SBAM Funds, complied in all material respects with the requirements of the Securities Laws, and the rules and regulations of the SEC promulgated thereunder applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Where legally required to maintain such Regulatory Documents current, none of such Regulatory Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 4.5.  Capitalization.

               (a) At the Closing Date, and immediately prior to the Redemption, the authorized capital stock of Opgroup will consist of (i) 500,000 shares of Class A Common Stock, of which 65,800 shares will be issued and outstanding and owned of record and beneficially by Opco LP, (ii) 500,000 shares of Class B Common Stock, of which 61,880 shares will be issued and outstanding and owned of record and, to Opgroup's Knowledge, beneficially by Opco LP and the other stockholders listed on Schedule 4.5(a) in the respective amounts set forth opposite their names,
(iii) 500,000 shares of Class C Common Stock, of which 404,200 will be issued and outstanding and owned of record and beneficially by Opco LP, (iv) 500,000 shares of Class D Common Stock, of which 380,120 will be issued and outstanding and owned of record and, to Opgroup's Knowledge, beneficially by Opco LP and the other stockholders listed on Schedule 4.5(a) in the respective amounts set forth opposite their names, and (v) 10,000 shares of preferred stock, par value $.01 per share, none of which will be issued and outstanding. All of the outstanding shares of Opgroup Common Stock (x) will be duly and validly authorized and issued, fully paid and nonassessable and (y) will not have been issued in violation of any preemptive right. Following the Redemption, no shares of Opgroup Class C Common Stock or Opgroup Class D Common Stock will be issued or outstanding. Except as set forth in Schedule 4.5(a) there are no outstanding options, warrants, calls, rights, commitments or agreements of any kind to which Opgroup is party or by which it is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of any class or series of, or other equity interests in, Opgroup, or any securities convertible or exchangeable into or evidencing the right to purchase any shares of capital stock of any class or series of, or other equity interests in, Opgroup, or obligating Opgroup to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of Opgroup to repurchase, redeem or otherwise acquire any shares of capital stock of Opgroup. There are no outstanding bonds, debentures, notes or other securities or instruments of Opgroup (other than the Opgroup Common Stock) having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which stockholders of Opgroup may vote.

               (b) At the Closing Date, all of the member interests in Value Advisors will be owned legally and beneficially owned by Opfin. All of such member interests will be duly and validly authorized and issued, fully paid and nonassessable and will not have been issued in violation of any preemptive right.

               (c)    Omitted.

               (d) Schedule 4.5(d) sets forth the equity ownership of each Opgroup Subsidiary and of each other Person in which Opgroup directly or indirectly owns any equity interest (other than Holdings and its direct and indirect subsidiaries). Except as set forth in Schedule 4.5(d), (i) 100% of the equity interests in each Opgroup Subsidiary is, and will at the Closing be, owned directly or indirectly by Opgroup, in each case free and clear of any Encumbrances (other than statutory liens for Taxes not yet due and restrictions on transferability under the Securities Laws) and (ii) there are no outstanding options, warrants, calls, rights, commitments or agreements of any kind to which any Opgroup Subsidiary is party or by which any of them is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of any class or series of, or other equity interests in, any Opgroup Subsidiary, or any securities convertible or exchangeable into or evidencing the right to purchase any shares of capital stock of any class or series of, or other equity interests in, any Opgroup Subsidiary, or obligating any Opgroup Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of any Opgroup Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of any Opgroup Subsidiary.

               (e) Upon effectiveness of the amendment and restatement of the Opgroup certificate of incorporation pursuant to Section 2.2, (i) the common stock to be issued in the Merger will be duly authorized for issuance and, upon issuance in the manner and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights and (ii) common stock to be issued in the Merger will, when issued, be free and clear of all Encumbrances (other than restrictions on transferability under the Securities Laws).

        Section 4.6.  Financial Statements.

               (a) Opgroup has previously delivered to PIMCO Advisors copies of
(a) the audited consolidated balance sheets of Opcap LP and Opcap as of and for the fiscal years ended April 30, 1994, 1995 and 1996 (collectively, the "Opcap Balance Sheets") and the related audited statements of income, changes in stockholders' equity and cash flows, in each case accompanied by the audit report of Price Waterhouse LLP, independent public accountants with respect to each such entity, and (b) the unaudited consolidated interim balance sheets and related statements of income, changes in stockholders' equity and cash flows of both such entities at or for the periods ended July 31, 1996 and October 31, 1996. Each of the balance sheets referred to in the previous sentence (including the related notes, where applicable) present fairly, in all material respects, the financial position of each of Opcap LP and Opcap as of the dates thereof, and the other financial statements referred to in the preceding sentence present fairly (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of each of Opcap LP's and Opcap's operations and their respective cash flows for the respective periods therein set forth. Each of such financial statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved and are consistent with the books and records of the entity presented.

               (b) Opgroup has previously delivered to PIMCO Advisors copies of the unaudited balance sheets of Advantage Advisers as of and for the fiscal years ended April 30, 1994, 1995 and 1996 and unaudited balance sheets as of and for the periods ended July 31, 1996 and October 31, 1996 (collectively, the "Advantage Advisers Balance Sheets") and the related unaudited statements of income. Each of the Advantage Advisers Balance Sheets (including the related notes, where applicable) present fairly, in all material respects, the financial position of Advantage Advisers as of the dates thereof, and the other financial statements referred to in the preceding sentence present fairly (subject to recurring audit adjustments normal in nature and amount) the results of Advantage Advisers' operations for the respective periods therein set forth. Each of such financial statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved and are consistent with the books and records of Advantage Advisers.

        Section 4.7.  Ineligible Persons.

               Neither Opgroup nor any "affiliated person" (as defined in the Investment Company Act) thereof is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither Opgroup nor any "associated person" (as defined in the Advisers
Act) thereof is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither Opgroup nor any "associated person" (as defined in the Exchange
Act) thereof is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

        Section 4.8.  Material Contracts.

               PIMCO Advisors has been provided true and correct copies of each of the following agreements as currently in effect, including all amendments and modifications thereto, to which Opgroup or any Opgroup Subsidiary will be a party at the Closing Date or by which any of them will be, or their assets will be, bound at the Closing Date and after giving effect to the Opgroup
Restructuring: (a) any lease (whether of real or personal property) providing for annual rentals of $250,000 or more; (b) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments of $250,000 or more; (c) any sales, distribution or similar agreement providing for the sale by Opgroup or any Opgroup Subsidiary of materials, supplies, goods, services, equipment or other assets providing for annual payments of $250,000 or more (except for agreements made in the ordinary course of business and involving investment banking, brokerage, or investment management services); (d) any joint venture or strategic alliance agreement providing for annual payments of $250,000 or more or involving an investment by Opgroup or any Opgroup Subsidiary of $750,000 or more; (e) any agreement relating to the disposition or sale of any business (whether by merger, sale of stock, sale of assets or otherwise); (f) any agreement relating to indebtedness or the deferred purchase price of property involving an aggregate principal amount of $250,000 or more; (g) any license, franchise or similar agreement providing for annual payments of $250,000 or more; (h) any agency, dealer, sales representative, marketing or other similar agreement, providing for annual payments of $250,000 or more, (i) any severance or similar arrangement in respect of any personnel of Opgroup and any Opgroup Subsidiary that will result in any obligation (whether absolute or contingent) of Opgroup, any Opgroup Subsidiary or any other Person to make any payment to such personnel following termination of employment or consummation of the transactions contemplated by this Agreement; (j) any contract or agreement in which rights (including rights to receive cash or other consideration) are granted, made exercisable or accelerated due to the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby; and (k) any other agreement which involves annual payments in excess of $250,000 or is not terminable without penalty by Opgroup or any Opgroup Subsidiary within six months (each such contract, an "Opgroup Material Contract") and a complete and correct list of all such Opgroup Material Contracts is set forth in Schedule
4.8. To Opgroup's Knowledge, (i) each Opgroup Material Contract is in full force and effect, and (ii) no event has occurred which would (with or without the passage of time, notice or both) constitute a breach or default of any material obligations of any party to such Opgroup Material Contract.

        Section 4.9.  Legal Proceedings.

               Except as set forth on Schedule 4.9, there are no legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature that are pending or, to Opgroup's Knowledge, have been threatened against Opgroup or any Opgroup Subsidiary with respect to the Money Management Business or any of their respective properties or assets or that challenge the validity or propriety of the transactions contemplated by this Agreement.

        Section 4.10. Permits and Applicable Law.

               (a) Except as disclosed in Schedule 4.10(a), as of the Closing Date, Opgroup and the Opgroup Subsidiaries will hold all Permits that are required to conduct the Money Management Business as it is currently being conducted. As of such date, all Permits shall be valid and in good standing and shall not be the subject of any suspension, modification or revocation or proceedings related thereto.

               (b) Except as disclosed in Schedule 4.10(b), since April 30, 1993 and except for normal examinations conducted by any Governmental Authority in the regular course of the Money Management Business, no Governmental Authority has initiated any administrative proceeding or, to Opgroup's Knowledge, investigation into the Money Management Business (including, without limitation, the Identified Funds). A copy of all material correspondence with Governmental Authorities with respect to the Money Management Business during the last year has been made available to PIMCO Advisors.

               (c) All proxy statements to be prepared for use by the Opgroup Public Investment Company Clients in connection with the transactions contemplated by this Agreement (other than any information provided or to be provided by PIMCO Advisors relating to themselves and their Affiliates expressly for use in the proxy statements) will not contain, at the times such proxy statements are furnished to the shareholders, or at the time of the meetings thereof, any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 4.11. Insurance.

               All of Opgroup's and the Opgroup Subsidiaries' material insurance policies and bonds with respect to the Money Management Business are listed in
Schedule 4.11. To Opgroup's Knowledge, each such insurance policy or bond is in full force and effect, and neither Opgroup nor any Opgroup Subsidiary has received written notice or any other indication from any insurer or agent of any proposed cancellation of any such insurance policy or bond.

        Section 4.12. Labor and Employment Matters.

               Except as set forth in Schedule 4.12, (a) no collective bargaining arrangement or agreement or similar arrangement or agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, exists which is binding on Opgroup or any Opgroup Subsidiary, (b) there are no unfair labor practice complaints pending against Opgroup or any Opgroup Subsidiary before the National Labor Relations Board and (c) there are no strikes, slowdowns, work stoppages, lockouts, or to Opgroup's Knowledge threats thereof, by or with respect to any employees of Opgroup or any Opgroup Subsidiary.

        Section 4.13. Employee Benefit Plans, ERISA.

               (a) For purposes of this Agreement "Opgroup Benefit Plan" means all "employee benefit plans," as defined in Section 3(3) of ERISA, and any bonus or other incentive compensation, profit sharing, compensation, termination, stock option, stock appreciation right, restricted unit, restricted option, performance unit, retirement, deferred compensation, employment, severance, termination pay, retiree medical or retiree life insurance plan, agreement or other arrangement in effect for the benefit of any current or former employee or director of Opgroup or any Opgroup Subsidiary, and any trust or other funding arrangement relating thereto. Schedule 4.13(a) contains a true and complete list or description of all Opgroup Benefit Plans other than those to be terminated or assumed by Holdings or Opco in the Opgroup Restructuring. With respect to each Opgroup Benefit Plan listed on Schedule 4.13(a), there has been delivered or made available to PIMCO Advisors copies of any: (i) plans and related trust documents and amendments thereto; (ii) the most recent summary plan descriptions and the most recent annual report (including Schedule B); (iii) all other material employee communications; (iv) the most recent actuarial valuation; and
(v) the most recent determination letter received from the IRS.

               (b) Except as set forth in Schedule 4.13(b), with respect to each Opgroup Benefit Plan, (i) such plan is in compliance in all material respects with all applicable laws, including ERISA and the Code; (ii) no condition exists that is reasonably expected to subject Opgroup or any Opgroup Subsidiary to a civil penalty under Section 502(i) of ERISA, liability under Section 4069 of ERISA or Sections 4971 through 4980E of the Code, the loss of a federal tax deduction under Section 404 of the Code, or any penalties or tax liability arising from the loss of qualification under Section 401(a) of the Code that is not reflected on the Opgroup Balance Sheets; (iii) each Opgroup Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS with respect to such qualification, and its related trust has been determined to be exempt from taxation under Section 501(a) of the Code; and, to Opgroup's Knowledge, nothing has occurred since the date of such letter that would adversely affect such qualification or exemption;
(iv) there are no claims or legal actions or proceedings (other than routine claims for benefits) pending or, to Opgroup's Knowledge, threatened, with respect to any Opgroup Benefit Plan or against the assets of any Opgroup Benefit Plan; (v) none of Opgroup or any Opgroup Subsidiary or Opco LP has engaged in, or is a successor corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA; and (vi) no event has occurred under Sections 4041, 4043, 4062, 4063 and 4064 of ERISA during the current or any of the preceding five plan years that could subject Opgroup, any Opgroup Subsidiary, any Opgroup Benefit Plan to any liability. Any Opgroup

Benefit Plan which constitutes a "multiemployer plan" as defined in Section 3(37) of ERISA would not subject PIMCO Advisors to any liability. All contributions prescribed by law or required under the Opgroup Benefit Plans have been made or accrued on the Opgroup Balance Sheets to the extent required by GAAP.

        Section 4.14. Intellectual Property.

               Schedule 4.14 sets forth a complete and accurate list of all trademark, service mark and copyright registrations, and patents and pending applications therefor, in which Opgroup or any Opgroup Subsidiary has any right, title or interest and which relate to the Money Management Business ("Opgroup Intellectual Property"), the jurisdictions in which the Opgroup Intellectual Property has been registered or patented or in which an application for such registration or patent has been filed, and any licenses, sublicenses and other agreements in which Opgroup or any Opgroup Subsidiary grants a license to any other Person to use such Opgroup Intellectual Property. Except as set forth in
Schedule 4.14, no written notice has been received by Opgroup or its Subsidiaries that the use by Opgroup or any of the Opgroup Subsidiaries of Opgroup Intellectual Property in which they have any right, title or interest infringes on any rights of any other Person nor, to Opgroup's Knowledge, has any other Person infringed on a continuing basis any rights that Opgroup or any of the Opgroup Subsidiaries have in the Opgroup Intellectual Property.

        Section 4.15. Taxes.

               (a) Each of Opgroup and the Opgroup Subsidiaries has duly and timely filed (or there has been duly and timely filed on its behalf) with the appropriate Governmental Authorities all Tax Returns in respect of Taxes required to be filed through the date as of which this representation is made (taking into account extensions). The information filed on behalf of Opgroup and the Opgroup Subsidiaries was complete and correct in all material respects. Except as set forth on Schedule 4.15(a), neither Opgroup nor any of the Opgroup Subsidiaries has requested any extension of time within which to file Tax Returns in respect of any Taxes, which Tax Returns have not been filed.

               (b) All material Taxes of Opgroup and the Opgroup Subsidiaries due to be paid on or prior to the Closing Date (taking into account extensions) have been paid or will be paid prior to the Closing Date or an adequate reserve has been (or, with respect to periods for which financial reports have not yet been prepared, will be) established therefor in accordance with GAAP. Opgroup and the Opgroup Subsidiaries do not have any liability for Taxes in excess of such amounts so paid or reserves so established.

               (c) Except as set forth on Schedule 4.15(c), no material deficiencies for Taxes have been claimed, proposed or assessed by any Governmental Authority against Opgroup or the Opgroup Subsidiaries for any taxable year ended subsequent to December 31, 1990. Except as set forth on
Schedule 4.15(c), there are no pending or, to Opgroup's Knowledge, threatened audits, investigations or claims for or relating to any material additional liability in respect of Taxes against Opgroup or the Opgroup Subsidiaries, and there are no matters under discussion with any Governmental Authorities with respect to Taxes that in the reasonable judgment of

Opgroup, the Opgroup Subsidiaries is likely to result in a material additional liability for Taxes for any of such companies. Except as set forth on Schedule 4.15(c), none of Opgroup or the Opgroup Subsidiaries has been notified that any Governmental Authority intends to audit a Tax Return for any other period. Except as set forth on Schedule 4.15(c), no extension of a statute of limitations relating to Taxes is in effect with respect to Opgroup or the Opgroup Subsidiaries.

               (d) There are no Encumbrances upon the assets of Opgroup or any Opgroup Subsidiary for or arising from Taxes (except for statutory liens for Taxes not yet due and payable).

               (e) All material elections with respect to Taxes affecting Opgroup and the Opgroup Subsidiaries as of February 13, 1997 are set forth on
Schedule 4.15(e). Opgroup shall notify PIMCO Advisors of new elections with respect to Taxes, or changes in current elections with respect to Taxes, affecting Opgroup or the Opgroup Subsidiaries that are made prior to the Closing, and shall make no such election that would be adverse to PIMCO Advisors without the prior written consent of PIMCO Advisors. None of Opgroup or the Opgroup Subsidiaries (i) has made or will make a deemed dividend election under Treasury Regulation Section 1.1502-32(f)(2) or a consent dividend election under
Section 565 of the Code; (ii) has consented at any time under Section 341 (f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any of Opgroup's or the Opgroup Subsidiaries' assets; (iii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) has made an election, or is required, to treat any asset of Opgroup or the Opgroup Subsidiaries as owned by another Person pursuant to the provisions of former
Section 168(f)(8) of the Code or as "tax-exempt use property" within the meaning of Section 168 of the Code; or (v) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local income Tax provision.

               (f) All tax-sharing agreements or similar arrangements with respect to or involving Opgroup and the Opgroup Subsidiaries are identified on
Schedule 4.15(f).

               (g) Opgroup is not a U.S. real property holding corporation as defined in Section 897 of the Code.

               (h) Neither Opgroup nor any of the Opgroup Subsidiaries has made or will, as a result of any event connected with the Merger, the CIBC Transaction or any other transaction contemplated by this Agreement, make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code.

               (i) Neither Opgroup nor any of the Opgroup Subsidiaries has participated in or will participate in an international boycott within the meaning of Section 999 of the Code.

        Section 4.16. Investment Companies, Managed Account Clients, Distributors, Etc.

               (a) Schedule 4.16(a) sets forth a complete and accurate list of
(i) each Opgroup Public Investment Company Client, (ii) each Opgroup Private Investment Company Client, (iii) each Opgroup Offshore Investment Company Client and (iv) each Opgroup Managed Account Client, and indicates the Run-Rate Revenues with respect to such clients as of

October 31, 1996. Each Opgroup Public Investment Company Client sponsored by Opgroup or its Affiliates is duly registered with the SEC as an investment company under the Investment Company Act. Except as set forth in Schedule 4.16(a), no Opgroup Investment Company Client or Opgroup Managed Account Client in respect of which any Opgroup Subsidiary has accrued asset management or similar fees in excess of $100,000 during the twelve months ended October 31, 1996, has, between such date and February 13, 1997, to Opgroup's Knowledge, indicated in writing any intent to terminate any Advisory Agreement with any of the Opgroup Subsidiaries. Opgroup provides no investment advice for compensation and is not a party to any contracts or agreements in which Opgroup agrees to act as an investment advisor, subadvisor, manager or act in a similar capacity.

               (b) True and correct copies of each Advisory Agreement pursuant to which any of the Opgroup Subsidiaries acts as investment adviser to the Opgroup Investment Company Clients have been made available to PIMCO Advisors. Each such Advisory Agreement is in full force and effect with respect to the Opgroup Investment Company Client and Opgroup and the Opgroup Subsidiaries which are parties thereto.

               (c) Shares of each Opgroup Public Investment Company Client sponsored by any Opgroup Subsidiary have been duly registered under the Securities Act and applicable state securities laws, and the related registration statements were effective under the Securities Act and applicable state securities laws at all times when such effectiveness was required and no stop order suspending the effectiveness of any such registration statement has been issued.

               (d) No shares or other equity interests of any Opgroup Private Investment Company Client sponsored by any Opgroup Subsidiary which have been offered or sold have been registered or qualified, as the case may be under the Securities Act or any other Securities Laws and no such registration or qualification was or is required.

               (e) Shares or other equity interests of each Opgroup Offshore Investment Company Client sponsored by any Opgroup Subsidiary have been duly registered, or qualified, as the case may be, to the extent required under applicable Securities Laws.

               (f) Each Opgroup Investment Company Client sponsored by an Opgroup Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own all its properties and assets and to carry on its business as it is now being conducted.

               (g) True and correct copies of each agreement pursuant to which any of the Opgroup Subsidiaries provides distribution services to any Opgroup Investment Company Client ("Opgroup Distribution Contract") have been made available to PIMCO Advisors. Schedule 4.16(g) sets forth a list of each such Opgroup Distribution Contract. Each Opgroup Distribution Contract is in full force and effect with respect to the Opgroup Subsidiaries which are parties thereto.

               (h) Each Identified Fund (other than the SBAM Funds) and, to the Knowledge of Opgroup, each SBAM Fund, is in compliance in all material respects with all applicable federal and state securities laws. Each Opgroup Public Investment Company Client is in compliance in all material respects with applicable investment policies and restrictions. Each Opgroup Public Investment Company Client has been managed in a manner consistent with the qualification of such Opgroup Public Investment Company Client's as a "regulated investment company" under Subchapter M of the Code.

        Section 4.17. No Material Adverse Effect.

               From October 31, 1996 through the Closing Date, except as otherwise disclosed in writing to PIMCO Advisors with specific reference to this
Section 4.17, to Opgroup's Knowledge, there has occurred no event which could reasonably be expected to have an Opgroup Material Adverse Effect.

        Section 4.18. Bringdown.

               (a) From October 31, 1996 through the Closing Date, to Opgroup's Knowledge, except as expressly contemplated or permitted by this Agreement or with the prior written consent of PIMCO Advisors, Opgroup and the Opgroup Subsidiaries has (1) carried on the Money Management Business in the ordinary course; (2) used commercially reasonable efforts to preserve their present business organization and relationships with respect to the Money Management Business; (3) used commercially reasonable efforts to keep available the present services of their employees related to the Money Management Business (which efforts need not include materially increasing such employee's compensation except with respect to restricted unit rights as may be agreed by the parties); and (4) used commercially reasonable efforts to preserve their rights, franchises, goodwill and relations with clients and others with whom they conduct the Money Management Business. Without limiting the generality of the foregoing, except as expressly contemplated or permitted by this Agreement and Annex A or with the prior written consent of PIMCO Advisors, Opgroup and the Opgroup Subsidiaries have not:

                      (i) created, renewed, amended, terminated or canceled, or taken any other action that may result in the creation, renewal, amendment, termination or cancellation of, any Opgroup Material Contract except in the ordinary course of business;

                      (ii) adopted, amended, renewed or terminated any Opgroup Benefit Plan or any other employee program, agreement, arrangement or policy between Opgroup, any Opgroup Subsidiary and one or more of their employees, other than in the ordinary course of business;

                      (iii) committed any act or omission which constitutes a breach or default under any contract or license to which it is a party or by which it or any of its properties is bound the effect of which could reasonably be expected to cause an Opgroup Material Adverse Effect;

                      (iv) waived any right or modified or amended any commitment other than in the ordinary course of business, or incurred any material obligation;

                      (v) incurred, assumed, or guaranteed any indebtedness or liability for or in respect of borrowed money;

                      (vi) made any material change to the total compensation of any employee of Opgroup or the Opgroup Subsidiaries;

                      (vii) declared or paid any dividends or made any other distribution in cash or property in respect of its capital stock or partnership interests, other than normal and customary dividends or distributions (including special dividends or distributions customarily paid from time to time);

                      (viii) voluntarily divested itself of the management of any mutual fund or other assets currently under management;

                      (ix) acquired or agreed to acquire in any manner, including by way of merger, consolidation, purchase of an equity interest or assets, any business or any corporation, partnership, association or other business organization or division thereof;

                      (x) entered into any joint venture or partnership except as set forth on Schedule 4.23(a);

                      (xi) created or permitted the creation or attachment of any Encumbrances except in the ordinary course of business;

                      (xii) sold, assigned, conveyed or transferred any assets other than in the ordinary course and for fair value, provided, however, that no consent shall be required for such sales, assignments, conveyances or transfers in the ordinary course for fair value and not in excess of $5 million in the aggregate, or for ordinary course investment activity involving assets under management;

                      (xiii) entered into any new line of business; or

                      (xiv) assumed or otherwise become liable for any obligation, indebtedness, commitment or other liability of any direct or indirect Subsidiary of Equities or any entity in which Equities has a direct or indirect interest.

               (b) From July 22, 1997 through the Closing Date, Opgroup has used commercially reasonable efforts, and has caused the Opgroup Subsidiaries to use commercially reasonable efforts, to maintain in effect until the Closing Date all material casualty and public liability policies maintained by Opgroup and the Opgroup Subsidiaries on the February 13, 1997 relating to the Opgroup Business, or has procured comparable replacement policies (to the extent commercially reasonable) and maintained such replacement policies in effect through the Closing Date.

               (c) Each of Holdings, Opco and Advantage Advisers did, prior to the closing of the CIBC Transaction, adopt and have in effect a plan of liquidation pursuant to Section 332 of the Code.

        Section 4.19. Brokers.

               Other than Goldman Sachs & Co., no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, Opgroup or its Affiliates. Opgroup has paid, or caused to be paid, any broker's, finder's or similar fee or other commission owed by Opgroup or any Opgroup Subsidiary in connection with this Agreement or the Merger, including but not limited to that, owed to Goldman, Sachs & Co.

        Section 4.20. Additional Fund Representations.

               (a) To the Knowledge of Opgroup, there is no beneficial owner (within the meaning of the Exchange Act) of 5% of the outstanding voting securities of any closed-end Identified Fund.

               (b) To the Knowledge of Opgroup, no action has been taken, or is pending or proposed, to convert any closed-end Identified Fund into an open-end investment company.

        Section 4.21. Regarding Equities.

               The sole business and operations of Equities has from its inception been (i) as a holding company, owning 100% of the stock of Holdings,
(ii) as obligor under the Opgroup Equities Note and (iii) as obligee under a note from Opgroup in the principal amount of $69.7 million.

        Section 4.22. Non-Investment Company Advisory Agreement Consents.

               Opgroup and the Opgroup Subsidiaries have informed their respective investment advisory clients (other than the Opgroup Public Investment Company Clients) of the transactions contemplated by this Agreement. Opgroup has caused the Opgroup Subsidiaries, in compliance with the Advisers Act, to request written consent of each such client to the assignment to PIMCO Advisors or its Affiliate of its Advisory Agreement and used commercially reasonable efforts to obtain such consent, or in the case of agreements which prohibit assignment or state by their terms that they terminate upon assignment, used commercially reasonable efforts to enter into new agreements with PIMCO Advisors or its Affiliate effective upon Closing. For purposes of this representation, except in the case of such Advisory Agreements which prohibit assignment or state by their terms that they terminate upon assignment or which, by their terms, require written consent of the client, Opgroup and the Opgroup Subsidiaries may have obtained consent by requesting written consent and informing such client: (i) of Opgroup's intention to assign such Advisory Agreement to PIMCO Advisors; (ii) of PIMCO Advisors' intention to continue the advisory services, pursuant to the existing Advisory Agreement with such client after the Closing if such client does not terminate such agreement prior to the Closing; and (iii) that the consent of such client will be implied if such client continues to accept such advisory services for at least 30 days after receipt of such notice without termination.

        Section 4.23. Section 15 of the Investment Company Act--Opgroup and
Opfin.

               (a) Opgroup and Opfin have obtained the approval of the Board of Directors or trustees, as applicable, and shareholders of each Opgroup Public Investment Company Client, pursuant to the provisions of Section 15 of the Investment Company Act, of a new Advisory Agreement with PIMCO Advisors or its Affiliate or of the assignment of its respective Advisory Agreement, as applicable.

               (b) Opgroup and Opfin have taken such actions as necessary to satisfy or obtain exemption from the conditions set forth in Section 15(f) of the Investment Company Act with respect to each Opgroup Public Investment Company Client, including the receipt of exemptive relief from the SEC with respect to the status of the directors of each Opgroup Public Investment Company Client as "interested persons" of the entities referred to in Section 15(f)(1)(A), with respect to the transactions contemplated by this Agreement.

                    REPRESENTATIONS AND WARRANTIES OF THE INDEMNITY TRUST

               The Indemnity Trust represents and warrants to PIMCO Advisors at July 22, 1997 and at the Closing Date, as follows:

        Section 4.24. Organization and Related Matters.

               The Indemnity Trust is properly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and has not been established, revoked, modified, or amended in any manner which would cause the representations and warranties contained herein to be incorrect or to cause this Agreement to be unenforceable against it.

        Section 4.25. Authority, No Violation.

               (a) Each Indemnity Trustee has accepted appointment as "Managing Trustee" under the Declaration of Trust of the Indemnity Trust, as amended (the "Indemnity Declaration"), by the terms of such trust is qualified and possesses the necessary trust powers to act, and does act as managing trustee pursuant to the Indemnity Declaration. The Indemnity Trustees possess the full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby, and in doing so are properly acting in exercising their powers under the Indemnity Declaration such that this Agreement (assuming the due authorization, execution and delivery of this Agreement by each other party hereto) constitutes a valid and binding obligation of the Indemnity Trust, enforceable against such trust in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

               (b) The Indemnity Trustees constitute all of the currently acting managing trustees of the Indemnity Trust. The signature authority of the Indemnity Trustees is all that is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and no other signature, or other proceedings on the part of the Indemnity Trust, or any of its beneficiaries is necessary to approve this Agreement and to authorize the performance of the terms hereof.

               (c) Neither the execution and delivery of this Agreement by the Indemnity Trustees, nor the performance of the terms and conditions hereof by the Indemnity Trustees, will (i) violate any provision of the Indemnity Declaration, or (ii) (A) violate any federal, state or local statue, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement applicable to the Indemnity Trust or the Indemnity Trustees or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Encumbrance upon, any of the properties or assets of the Indemnity Trust, as applicable, or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such trust or a Indemnity Trustee is a party, or by which any of their respective properties or assets may be bound.

        Section 4.26. Consents and Approvals.

               No consents or approvals of or filings or registrations with any Governmental Authority or third party are necessary in connection with (i) the execution and delivery by the Indemnity Trustees, on behalf of the Indemnity Trust, of this Agreement and (ii) the performance by the Indemnity Trustees, on behalf of the Indemnity Trust, of the terms and provisions of this Agreement.

                      REPRESENTATIONS AND WARRANTIES OF THE SELLER TRUST

               The Seller Trust represents and warrants to PIMCO Advisors at July 22, 1997 and at the Closing Date, as follows:

        Section 4.27. Organization and Related Matters.

               The Seller Trust is properly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and has not been established, revoked, modified, or amended in any manner which would cause the representations and warranties contained herein to be incorrect or to cause this Agreement to be unenforceable against it.

        Section 4.28. Authority; No Violation.

               (a) Each Seller Trustee has accepted appointment as "Managing Trustee" under the Declaration of Trust of the Seller Trust, as amended (the "Seller Declaration"), by the terms of such trust is qualified and possesses the necessary trust powers to act, and does act as managing trustee pursuant to the Seller Declaration. The Seller Trustees possess the full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby, and in doing so are properly acting in exercising their powers under the

Seller Declaration such that this Agreement (assuming the due authorization, execution and delivery of this Agreement by each other party hereto) constitutes a valid and binding obligation of the Seller Trust, enforceable against such trust in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

               (b) The Seller Trustees constitute all of the currently acting managing trustees of the Seller Trust. The signature authority of the Seller Trustees is all that is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and no other signature, or other proceedings on the part of the Seller Trust, or any of its beneficiaries is necessary to approve this Agreement and to authorize the performance of the terms hereof.

               (c) Neither the execution and delivery of this Agreement by the Seller Trustees, nor the performance of the terms and conditions hereof by the Seller Trustees, will (i) violate any provision of the Seller Declaration, or
(ii) (A) violate any federal, state or local statue, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement applicable to the Seller Trust or the Seller Trustees or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Encumbrance upon, any of the properties or assets of the Seller Trust, as applicable, or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such trust or a Seller Trustee is a party, or by which any of their respective properties or assets may be bound.

        Section 4.29. Consents and Approvals.

               No consents or approvals of or filings or registrations with any Governmental Authority or third party are necessary in connection with (i) the execution and delivery by the Seller Trustees, on behalf of the Seller Trust, of this Agreement and (ii) the performance by the Seller Trustees, on behalf of the Seller Trust, of the terms and provisions of this Agreement.


                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF PATM

               PATM represents and warrants to each of Opgroup and Opfin at the Closing Date as follows:

        Section 5.1.  Organization and Related Matters.

               PATM is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. PATM has the limited liability company power and authority to carry on its business as it is proposed to be conducted and to own, lease and operate all of the properties and assets proposed to be owned, leased and operated by it, and will be duly licensed or qualified to do business in each jurisdiction in which the nature of the business proposed to be conducted by it or the character or location of the properties and assets proposed to be owned, leased or operated by it makes such qualification or licensing necessary. The copies of the organizational documents of PATM heretofore delivered to Opgroup are complete and correct copies of such instruments as currently in effect.

        Section 5.2.  Authority; No Violation.

               (a) PATM has full limited liability company power and authority to execute and deliver this Agreement and take all actions necessary or appropriate to be taken by it to consummate the transactions contemplated hereby. Except as set forth on Schedule 5.2(a), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite limited liability company action on the part of PATM and its members, and no other limited liability company proceedings on the part of PATM are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PATM and (assuming the due authorization, execution and delivery of this Agreement by Opgroup and Opfin) constitutes a valid and binding obligation of PATM, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

               (b) Neither the execution and delivery of this Agreement by PATM, nor the consummation of the Merger, nor compliance by PATM with any of the other terms or provisions hereof, will (i) violate any provision of the limited liability company agreement of PATM or (ii) except as set forth in Schedule 5.2(b), and assuming the accuracy of Section 4.23 and compliance with Section 9.5, (x) violate any Applicable Law, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Encumbrance upon any assets of PATM or any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which PATM is a party, or by which PATM or any of its respective properties or assets may be bound.

        Section 5.3.  Consents and Approvals.

               As of the Closing Date, except for consents, approvals and notices as are set forth in Schedule 5.3, no consents or approvals of or filings or registrations with any Governmental Authority or any third party are necessary in connection with (w) the execution and delivery by PATM of this Agreement and (x) the consummation by PATM of the transactions contemplated hereby.

        Section 5.4.  Capitalization.

               PATM has a single member, PIMCO Advisors, which owns all member interests in PATM. The outstanding member interests (x) are duly and validly authorized and issued, fully paid and nonassessable and (y) have not been issued in violation of any preemptive right. Except as contemplated by this Agreement,
(i) there are no outstanding options, warrants, calls, rights, commitments or agreements of any kind to which PATM is party or by which it is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional member interests in PATM or any securities convertible or exchangeable into or evidencing the right to purchase any such interests in PATM, or obligating PATM to grant, extend or enter into any such option, warrant, call, right, commitment or agreement; (ii) there are no outstanding contractual obligations of PATM to repurchase, redeem or otherwise acquire any equity interests in PATM; and (iii) there are no outstanding bonds, debentures, notes or other securities or instruments of PATM having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which members of PATM may vote.

        Section 5.5.  Financial Condition and Subsidiaries.

               PATM is a newly-formed limited liability company and has no assets or liabilities of any kind or description other than $100 in cash representing the proceeds of issuance of the outstanding member interest in PATM and its obligations under this Agreement.


                                   ARTICLE VI.

                REPRESENTATIONS AND WARRANTIES OF PIMCO ADVISORS

               PIMCO Advisors represents and warrants to each of Opgroup and Opfin at February 13, 1997 and at the Closing Date, as follows:

        Section 6.1.  Organization.

               PIMCO Advisors is a limited partnership, validly existing and in good standing under the laws of the State of Delaware. Each PIMCO Advisors Subsidiary that is a corporation or a partnership is validly existing and in good standing under the jurisdiction of its organization. Each of PIMCO Advisors and the PIMCO Advisors Subsidiaries has the partnership or corporate power and authority, as the case may be, to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary. A complete and correct copy of the PIMCO Advisors partnership agreement and of the certificate of incorporation, by-laws or partnership agreement of each PIMCO Advisors Subsidiary have been made available to Opgroup.

        Section 6.2.  Authority, No Violation.

               (a) PIMCO Advisors has full partnership power and authority to execute and deliver this Agreement and take all actions necessary or appropriate to be taken by it to consummate the transactions contemplated hereby. Except as set forth on Schedule 6.2(a), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite partnership action on the part of PIMCO Advisors and its unitholders, and no other partnership proceedings on the part of PIMCO Advisors or its unitholders or any PIMCO Advisors Subsidiary or their unitholders, or shareholders, as the case may be, are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PIMCO Advisors, and (assuming the due authorization, execution and delivery of this Agreement by Opgroup and Opfin) constitutes a valid and binding obligation of PIMCO Advisors, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

               (b) Neither the execution and delivery of this Agreement by PIMCO Advisors, nor the consummation by PIMCO Advisors of the transactions contemplated hereby, nor compliance by PIMCO Advisors with any of the terms or provisions hereof, will (i) violate any provision of any partnership agreement, certificate or incorporation or bylaws of PIMCO Advisors or any of the PIMCO Advisors Subsidiaries or (ii) except as set forth in Schedule 6.2(b), and assuming the accuracy of Section 4.23 and compliance with Section 9.5, (x) violate any Applicable Law, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Encumbrance upon any of PIMCO Advisors' or any PIMCO Advisors Subsidiary's properties or assets, or any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which PIMCO Advisors or any of the PIMCO Advisors Subsidiaries is a party, or by which PIMCO Advisors or any of the PIMCO Advisors Subsidiaries or any of their properties or assets, may be bound.

        Section 6.3.  Consents and Approvals.

               As of the Closing Date, except for such consents, approvals and notices as are set forth in Schedule 6.3, no consents or approvals of or filings or registrations with any Governmental Authority or any third party are necessary in connection with the execution and delivery by PIMCO Advisors of this Agreement and the consummation by PIMCO Advisors of the transactions contemplated hereby.

        Section 6.4.  Regulatory Documents.

               (a) Since November 15, 1994, PIMCO Advisors and each PIMCO Advisors Subsidiary has timely filed all Regulatory Documents, together with any amendments required to be made with respect thereto, that were required to be filed by them with any Governmental Authority, including the SEC.

               (b) At their respective dates, the Regulatory Documents of PIMCO Advisors and each PIMCO Advisors Subsidiary complied in all material respects with the requirements of the Securities Laws, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Where legally required to maintain such Regulatory Documents current, none of such Regulatory Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 6.5.  Capitalization.

               At February 13, 1997, PIMCO Advisors had issued and outstanding 800,000 units of general partner interest ("GP Units") and 40,146,155 Class A Units and 32,964,759 Class B Units. All of PIMCO Advisors' outstanding units of partnership interest have been duly issued pursuant to its partnership agreement, are fully paid and nonassessable (except as provided in Section 17-607 or former Section 17-608 of the Delaware Revised Uniform Limited Partnership Act) and have not been issued in violation of any preemptive right. Except as contemplated by this Agreement and the Annexes hereto and as set forth on Schedule 6.5, (i) there are no outstanding options, warrants, calls, rights, commitments or agreements of any kind to which PIMCO Advisors or any PIMCO Advisors Subsidiary is party or by which any of them is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional units of the partnership interest of any class or series of, or other equity interests in, PIMCO Advisors or any PIMCO Advisors Subsidiary, or any securities convertible or exchangeable into or evidencing the right to purchase any units of partnership interest of any class or series of, or other equity interests in, PIMCO Advisors or any PIMCO Advisors Subsidiary, or obligating PIMCO Advisors or any PIMCO Advisors Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement; (ii) there are no outstanding contractual obligations of PIMCO Advisors or any PIMCO Advisors Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of PIMCO Advisors or any PIMCO Advisors Subsidiary; and (iii) there are no outstanding bonds, debentures, notes or other securities or instruments of PIMCO Advisors or any PIMCO Advisors Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which unitholders or shareholders, as the case may be, of PIMCO Advisors or any PIMCO Advisors Subsidiary may vote.

        Section 6.6.  Financial Statements.

               PIMCO Advisors has previously delivered to Opgroup copies of (i) the audited consolidated statements of financial condition of PIMCO Advisors as of December 31, 1994 and 1995 (collectively, the "PIMCO Advisors Balance Sheets") and the related audited statements of operations, changes in owners' equity and cash flows for the years then ended, in each case accompanied by the audit report of Deloitte & Touche LLP, independent public accountants with respect to PIMCO Advisors and (ii) the unaudited interim statements of financial condition and related statements of operations, changes in owners' equity and cash flows of PIMCO Advisors at or for the periods ended March 31, June 30 and September 30, 1996. Each of the PIMCO Advisors Balance Sheets (including the related notes, where applicable) present fairly the consolidated financial position of PIMCO Advisors as of the dates thereof, and the other financial statements referred to in the previous sentence present fairly (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated results of operations, cash flows and changes in unitholders' equity of PIMCO Advisors, for the respective fiscal periods therein set forth; each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved and are consistent with the books and records of PIMCO Advisors.

        Section 6.7.  Ineligible Persons.

               Neither PIMCO Advisors nor any "affiliated person" (as defined in the Investment Company Act) thereof is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither PIMCO Advisors nor any "associated person" (as defined in the Advisers Act) of PIMCO Advisors, is ineligible pursuant to
Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither PIMCO Advisors nor any "associated person" (as defined in the Exchange Act) thereof, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

        Section 6.8.  Material Contracts.

               There have been made available to Opgroup copies of each of the following agreements to which PIMCO Advisors or any PIMCO Advisors Subsidiary is a party or by which any of them is bound: (a) any lease (whether of real or personal property) providing for annual rentals of $1 million or more; (b) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments of $1 million or more; (c) any sales, distribution or similar agreement providing for the sale by PIMCO Advisors or any PIMCO Advisors Subsidiary of materials, supplies, goods, services, equipment or other assets providing for annual payments of $1 million or more (except for agreements made in the ordinary course of business and involving investment banking, brokerage, or investment management services); (d) any joint venture or strategic alliance agreement providing for annual payments of $1 million or more or involving an investment by PIMCO Advisors or any PIMCO Advisors Subsidiary of $1.5 million or more; (e) any agreement relating to the disposition or sale of any business (whether by merger, sale of stock, sale of assets or otherwise);
(f) any agreement relating to indebtedness or the deferred purchase price of property involving an aggregate principal amount of $1 million or more; (g) any license, franchise or similar agreement providing for annual payments of $1 million or more; (h) any agency, dealer, sales representative, marketing or other similar agreement, providing for annual payments of $1 million or more and

(i) any other agreement which involves annual payments in excess of $1 million or is not terminable without penalty by PIMCO Advisors or any PIMCO Advisors Subsidiary within six months (each such contract, a "PIMCO Advisors Material Contract") and a complete and correct list of all such PIMCO Advisors Material Contracts is set forth in Schedule 6.8. To PIMCO Advisors' Knowledge, (i) each PIMCO Advisors Material Contract is in full force and effect, and (ii) no event has occurred which would (with or without the passage of time, notice or both) constitute a breach or default of any material obligations of any other party to such PIMCO Advisors Material Contract.

        Section 6.9.  No Broker.

               No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from PIMCO Advisors or any of its Affiliates in connection with this Agreement or the Merger.

        Section 6.10. Legal Proceedings.

               Except as set forth on Schedule 6.10, there are no legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature that are pending or, to PIMCO Advisors' Knowledge, have been threatened against PIMCO Advisors or PATM, any PIMCO Advisors Subsidiary or their respective properties or assets or that challenge the validity or propriety of the transactions contemplated by this Agreement.

        Section 6.11. Permits and Applicable Law.

               (a) Except as disclosed in Schedule 6.11(a), PIMCO Advisors and each PIMCO Advisors Subsidiary holds all Permits that are material to the lawful ownership and use of its properties and assets and the conduct of its business. All such Permits are valid and in good standing and are not subject to any suspension, modification or revocation or proceedings related thereto.

               (b) Except as disclosed in Schedule 6.11(b), since November 15, 1994 and except for normal examinations conducted by any Governmental Authority in the regular course of the business of PIMCO Advisors or any PIMCO Advisors Subsidiary, no Governmental Authority has initiated any administrative proceeding or, to the best of such PIMCO Advisors' Knowledge, investigation into the business or operations of PIMCO Advisors or the PIMCO Advisors Subsidiaries. A copy of all material correspondence with Governmental Authorities during the last year with respect to PIMCO Advisors or any PIMCO Advisors Subsidiary has been made available to Opgroup.

               (c) The information provided or to be provided in writing by PIMCO Advisors relating to it and its Affiliates expressly for use in the proxy statements to be furnished to shareholders of the Opgroup Public Investment Company Clients in connection with the transactions contemplated by this Agreement will not contain, at the times such proxy statements are furnished to the shareholders or at the times of the meetings thereof, any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

        Section 6.12. Insurance.

               All of PIMCO Advisors' and PIMCO Advisors Subsidiaries' material insurance policies and bonds are listed in Schedule 6.12. To the Knowledge of PIMCO Advisors, each such insurance policy or bond is in full force and effect, and neither PIMCO Advisors nor any PIMCO Advisors Subsidiary has received written notice or any other indication from any insurer or agent of any proposed cancellation of any such insurance policy or bond.

        Section 6.13. Labor and Employment Matters.

               Except as set forth in Schedule 6.13, (i) no collective bargaining arrangement or agreement or similar arrangement or agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, exists which is binding on PIMCO Advisors or any PIMCO Advisors Subsidiary, (ii) there are no unfair labor practice complaints pending against PIMCO Advisors or any PIMCO Advisors Subsidiary before the National Labor Relations Board and (iii) there are no strikes, slowdowns, work stoppages, lockouts, or to the knowledge of PIMCO Advisors threats thereof, by or with respect to any employees of PIMCO Advisors or any PIMCO Advisors Subsidiary.

        Section 6.14. Employment Benefit Plans; ERISA.

               (a) Schedule 6.14(a) contains a true and complete list or description of all "employee benefit plans" as defined in Section 3(3) of ERISA, and any bonus or other incentive compensation, profit sharing, compensation, termination, stock option, stock appreciation right, restricted unit, restricted option, performance unit, retirement, deferred compensation, employment, severance, termination pay, retiree medical or retiree life insurance plan, agreement, fund or other arrangement in effect for the benefit of any current or former employee or director of PIMCO Advisors or any PIMCO Advisors Subsidiary, and any trust or other funding arrangement relating thereto (each a "PIMCO Advisors Benefit Plan"). With respect to each of such PIMCO Advisors Benefit Plan, there has been delivered or made available to Opgroup, as applicable, copies of any: (i) plans and related trust documents and amendments thereto;
(ii) the most recent summary plan descriptions and the most recent annual report (including Schedule B); (iii) all other material employee communications; (iv) the most recent actuarial valuation; and (v) the most recent determination letter received from the IRS.

               (b) Except as set forth on Schedule 6.14(b), with respect to each PIMCO Advisors Benefit Plan, (i) such plan is in compliance in all material respects with all applicable laws, including ERISA and the Code; (ii) no condition exists that is reasonably expected to subject PIMCO Advisors or any PIMCO Advisors Subsidiary to a civil penalty under Section 502(i) of ERISA, liability under Sections 4971 through 4980E of the Code, the loss of a federal tax deduction under Section 404 of the Code, or any penalties or tax liability arising from the loss of qualification under Section 401(a) of the Code that is not reflected on the PIMCO Advisors Balance Sheets; (iii) each PIMCO Advisors Benefit Plan intended to qualify under

Section 401(a) of the Code has received a favorable determination letter from the IRS with respect to such qualification, and its related trust has been determined to be exempt from taxation under Section 501(a) of the Code; and, to PIMCO Advisors Knowledge, nothing has occurred since the date of such letter that would adversely affect such qualification or exemption; (iv) there are no claims or legal actions or proceedings (other than routine claims for benefits) pending or, to PIMCO Advisors' Knowledge, threatened, with respect to any PIMCO Advisors Benefit Plan or against the assets of any PIMCO Advisors Benefit Plan;
(v) neither PIMCO Advisors nor any PIMCO Advisors Subsidiary has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA; and (vi) no event has occurred under Sections 4041, 4043, 4062, 4063 and 4064 of ERISA during the current or any of the preceding five plan years that could subject PIMCO Advisors, any PIMCO Advisors Subsidiary, any PIMCO Advisors Benefit Plan or any officer or director of any of PIMCO Advisors or any PIMCO Advisors Subsidiary to any liability. Any PIMCO Advisors Benefit Plan which constitutes a "multiemployer plan" as defined in Section 3(37) of ERISA would not subject Opgroup or Opgroup to any material liability. All contributions prescribed by law or required under the PIMCO Advisors Benefit Plans have been made or accrued on the PIMCO Advisors Balance Sheets to the extent required by GAAP.

        Section 6.15. Intellectual Property.

               Schedule 6.15 sets forth a complete and accurate list of all material trademark, service mark and copyright registrations, and patents and pending applications therefor, in which PIMCO Advisors or any PIMCO Advisors Subsidiary has any right, title or interest, the jurisdictions in which such intellectual property has been registered or patented or in which an application for such registration or patent has been filed, and any licenses, sublicenses and other agreements in which PIMCO Advisors or any PIMCO Advisors Subsidiary grants a license to any other Person to use such intellectual property. Except as set forth in Schedule 6.15, to the Knowledge of PIMCO Advisors, no written notice has been received by PIMCO Advisors or any PIMCO Advisors Subsidiary that the use by PIMCO Advisors or any PIMCO Advisors Subsidiary of such intellectual property in which they have any right, title or interest infringes on any rights of any other Person nor, to the Knowledge of PIMCO Advisors, has any other Person infringed on a continuing basis any rights that PIMCO Advisors or any PIMCO Advisors Subsidiary have in such intellectual property.

        Section 6.16. Taxes.

               (a) Except as disclosed on Schedule 6.16, PIMCO Advisors and each PIMCO Advisors Subsidiary has (i) properly prepared and timely filed (or there has been filed on its behalf) with the appropriate Governmental Authorities all Tax Returns required to be filed through the date as of which this representation is made, and all such Tax Returns were true and correct in all material respects, and (ii) duly paid in full or will pay in full prior to the Closing or has made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of, all material Taxes due to be paid on or prior to the Closing Date (taking into account extensions).

               (b) There are no Encumbrances upon the assets of PIMCO Advisors or any PIMCO Advisors Subsidiary for or arising from Taxes except for statutory liens for Taxes not yet due.

               (c) PIMCO Advisors is not a "foreign person" within the meaning of Section 1445 of the Code.

        Section 6.17. Investment Companies. Managed Account Clients, Distributors, Etc.

               (a) Schedule 6.17(a) sets forth a complete and accurate list of
(i) each PIMCO Advisors Public Investment Company Client, (ii) each PIMCO Advisors Private Investment Company Client, (iii) each PIMCO Advisors Offshore Investment Company Client and (iv) each PIMCO Advisors Managed Account Client, in each case who is a PIMCO Advisors Material Client. For purposes of this Section, a "PIMCO Advisors Material Client" is any Person in respect of which PIMCO Advisors or any PIMCO Advisors Subsidiary have accrued asset management or similar fees in excess of $375,000 during the nine months ended September 30, 1996. Each PIMCO Advisors Public Investment Company Client sponsored by PIMCO, Advisors or its Affiliates is duly registered with the SEC as an investment company under the Investment Company Act. Except as set forth in Schedule 6.17(a), no PIMCO Advisors Investment Company Client or PIMCO Advisors Managed Account Client that is a PIMCO Material Client has, prior to February 13, 1997, to PIMCO Advisors' Knowledge, indicated in writing any intent to terminate any Advisory Agreement with PIMCO Advisors or any of the PIMCO Advisors Subsidiaries.

               (b) True and correct copies of each Advisory Agreement pursuant to which PIMCO Advisors or any of the PIMCO Advisors Subsidiaries acts as investment adviser to the PIMCO Advisors Investment Company Clients have been made available to Opgroup. Each such Advisory Agreement is in full force and effect with respect to the PIMCO Advisors Investment Company Client and PIMCO Advisors and the PIMCO Advisors Subsidiaries which are parties thereto.

               (c) Shares of each PIMCO Advisors Public Investment Company Client sponsored by PIMCO Advisors or its Affiliates have been duly registered under the Securities Act and applicable state securities laws, and the related registration statements were effective under the Securities Act and applicable state securities laws at all times when such effectiveness was required and no stop order suspending the effectiveness of any such registration statement has been issued.

               (d) No shares or other equity interests of any PIMCO Advisors Private Investment Company Client sponsored by PIMCO Advisors or its Affiliates which have been offered or sold have been registered or qualified, as the case may be under the Securities Act or any other Securities Laws and no such registration or qualification was or is required.

               (e) Shares or other equity interests of each PIMCO Advisors Offshore Investment Company Client sponsored by PIMCO Advisors or its Affiliates have been duly registered, or qualified, as the case may be, to the extent required under applicable Securities Laws.

               (f) Each PIMCO Advisors Investment Company Client sponsored by PIMCO Advisors or its Affiliates is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own all its properties and assets and to carry on its business as it is now being conducted.

               (g) True and correct copies of each agreement pursuant to which PIMCO Advisors or any of the PIMCO Advisors Subsidiaries provides distribution services to any PIMCO Advisors Investment Company Client ("PIMCO Advisors Distribution Contract") have been made available to Opgroup. Schedule 6.17(g) sets forth a list of each such PIMCO Advisors Distribution Contract. Each PIMCO Advisors Distribution Contract is in full force and effect with respect to PIMCO Advisors and the PIMCO Advisors Subsidiaries which are parties thereto.

        Section 6.18. Section 15 of the Investment Company Act.

               Neither PIMCO Advisors nor any of its Affiliates has any express or implied understanding or arrangement which would impose an unfair burden on any of the Opgroup Public Investment Company Clients or would in any way violate
Section 15(f) of the Investment Company Act as a result of the Merger.

        Section 6.19. No Material Adverse Effect.

               From September 30, 1996 through the Closing Date, except as otherwise disclosed in writing to Opgroup with specific reference to this
Section 6.19, to the Knowledge of PIMCO Advisors, there has occurred no event which could reasonably be expected to have a PIMCO Advisors Material Adverse Effect.


                                  ARTICLE VII.

                                    [OMITTED]


                                  ARTICLE VIII.

                               CLOSING DELIVERIES

        Section 8.1.  Deliveries by Opgroup, Opfin and the Trusts.

               At the Closing:

               (a) Opgroup shall deliver to PIMCO Advisors and PATM a certificate, dated the Closing Date, signed on its behalf by its Chief Executive Officer and Chief Financial Officer confirming that: (i) the representations and warranties of Opgroup and the Trusts contained in this Agreement are true and correct as of the Closing Date, except for changes or inaccuracies therein that do not individually or in the aggregate reflect an Opgroup Material Adverse Effect; and (ii) Opgroup and Opfin have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date;

               (b) Counsel to Opgroup and Opfin shall deliver their opinion, dated the Closing Date, substantially in the form of Annex F;

               (c) Opgroup shall deliver a certificate stating that the approvals set forth in Section 4.23(a) have been obtained, all of the conditions described in Section 4.23(b) have been satisfied and consents from clients representing at least 92.5% of the Opcap Run Rate Revenues generated by all clients (on an annualized basis as of February 13, 1997) have been obtained; and

               (d) Opgroup shall deliver a certificate confirming that, effective as of the Closing:

                      (i) Each of Alan H. Rappaport, Mark C. Biderman and Robert
I. Kleinberg has resigned from the board of directors of each Advantage Adviser Fund of which he is a member, and one replacement on each such board selected by PIMCO Advisors has been elected to the board, such replacement selected by PIMCO Advisors having the longest available term if the Identified Fund has a staggered board of directors, with Joseph M. La Motta to serve initially as PIMCO Advisors' nominee for the boards of directors on which he already serves as a director;

                      (ii) A majority of the Board of Directors of each Identified Fund has approved, and a majority of the outstanding voting securities (as defined in the Investment Company Act) of each Identified Fund has approved, an investment advisory agreement to come into effect at the Effective Time with the Affiliate of Opcap that is an investment advisor to such fund, each such agreement being substantially in the form of the current agreement between the Identified Fund and a current Opcap Affiliate and, in the case of the Value Advisors Funds, to have an initial term of two years;

                      (iii) The Board of Directors of each SBAM Fund has elected that Person designated by PIMCO Advisors to hold such titles as are currently held by any Persons affiliated with Oppenheimer & Co., Inc. and also has appointed one additional designee of PIMCO Advisors to the office of Vice President of each such fund; and the Board of Directors of each other Identified Fund has elected those Persons designated by PIMCO Advisors to hold such titles as officers of the Identified Fund as were determined by PIMCO Advisors; and

                      (iv) A majority of the board of directors of The Czech Republic Fund, Inc. has approved an administration agreement with Value Advisors which is substantially in the form of the current agreement between such fund and Oppenheimer & Co., Inc.

        Section 8.2.  Deliveries by PIMCO Advisors and PATM.

               At the Closing:

               (a) PIMCO Advisors and PATM shall each deliver to Opgroup a separate certificate, dated the Closing Date, signed on its behalf by its Chief Executive Officer and Chief Financial Officer confirming that (i) the representations and warranties of PIMCO Advisors and PATM contained in this Agreement are true and correct, except for changes or inaccuracies therein that do not individually or in the aggregate reflect a PIMCO Advisors Material Adverse Effect; and (ii) PIMCO Advisors and PATM each have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and

               (b) Counsel to PIMCO Advisors and PATM shall deliver their opinion, dated the Closing Date, substantially in the form of Annex G.

        Section 8.3.  Other Deliveries.

               At the Closing:

               (a) Oppenheimer Capital shall deliver to the parties a certificate confirming that, effective as of the Closing, the Board of Directors or trustees, as applicable, and shareholders of each Opgroup Public Investment Company Client have approved a new Advisory Agreement with PIMCO Advisors or its Affiliate, or the assignment of its Advisory Agreement, as applicable, pursuant to the provisions of Section 4.23(a);

               (b) The parties shall receive an opinion of Delaware counsel in the form of Annex H.

        Section 8.4.  Execution of Certain Documents.

               At the Closing:

               (a)    PIMCO Advisors shall execute the Exchange Right;

               (b) PIMCO Advisors shall execute and deliver a registration rights agreement substantially in the form of Annex I (the "Registration Rights Agreement"); and

               (c) PIMCO Advisors shall execute and deliver an agreement (each a "Put Right") substantially in the form of Annex J in favor of each Opgroup Shareholder providing for the repurchase by PIMCO Advisors under certain circumstances of the Class A Units issued pursuant to Section 2.3 or issuable pursuant to the Exchange Rights granted pursuant to Section 2.3.

               (d) PIMCO Advisors shall execute and deliver an agreement (the "Exchange Right") in the form of Annex K hereto, to exchange the OGI Notes for Class A Units.

               Immediately following the completion of the actions specified in Sections 8.1, 8.2 and 8.3 and in this Section 8.4, PIMCO Advisors, Value Advisors, Opgroup and Opfin shall execute a contribution agreement substantially in the form of Annex L (the "Contribution Agreement").




                                   ARTICLE IX.

                        ACTIONS SUBSEQUENT TO THE MERGER

        Section 9.1.  Contribution.

               In connection with the Closing, the Surviving Corporation will, pursuant to the Contribution Agreement, cause Opfin to contribute the Interests and the member interest in Value Advisors to PIMCO Advisors as provided in the Contribution Agreement.

        Section 9.2.  Additional Fund Related Covenants.

               Holdings shall cause Alan H. Rappaport and Mark C. Biderman for a period of one year from the Closing Date, at Advantage Advisers' request and at a reasonable fee rate to be designated by Value Advisors, to act as consultants to Value Advisors with respect to the Value Advisors Funds and/or attend Board meetings of the Value Advisors Funds.

        Section 9.3.  Insurance.

               The Surviving Corporation will cause to be maintained, for a period of not less than six years from the Closing Date, policies of directors' and officers, general partner and investment advisor insurance covering Opgroup's and the Opgroup Subsidiaries' current directors and officers, as well as other contractual arrangements, i.e., partnership agreements and indemnification agreements, as applicable, to the extent that they provide coverage for events occurring prior to and including the Closing (the "D&O Insurance") for all present and past directors and officers of Opgroup and the Opgroup Subsidiaries, so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to February 13, 1997 (the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation will use commercially reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous in the aggregate to the insured directors and officers than the D&O Insurance as in effect on February 13, 1997.

        Section 9.4.  Closing Date Balance Sheets.

               (a) Promptly following the Closing Date, the Seller Trust will cause to be prepared in accordance with GAAP pro forma balance sheets for each of Opgroup, Opfin and Value Advisors setting forth the financial position of each such corporation as of the close of business on the Closing Date (the "Stand-Alone Balance Sheets"), and a combined balance sheet of Opgroup, Opfin and Value Advisors derived from the Stand-Alone Balance Sheets (the "Combined Balance Sheet", and together with the Stand-Alone Balance Sheets, the "Closing Date Balance Sheets"), and shall deliver the same to the Surviving Corporation. The Stand-Alone Balance Sheets shall be prepared on a stand-alone basis (i) as though the Merger had not been effected, (ii) without attribution of any value to the Interests, stock of the Excluded Affiliates, rights to receive the Buyer Adjustment Payment or amounts released from the Tax Payment Account or the Holdback Amount, or the management contracts for the Value Advisors Funds, and
(iii) without taking into account any liabilities which are not attributable to the Money Management Business, including without limitation the principal of (but not the interest on) the Opgroup Equities Note. The Combined Balance Sheet shall reflect a current account payable equal in amount to the amount of cash delivered to the Seller Trust pursuant to Section 2.1.

               (b) Representatives of the Seller Trust will be entitled to reasonable access during normal business hours to the relevant books, records and working papers of Opgroup, Opfin and Value Advisors, and the Surviving Corporation's accountants, if applicable, to aid in their preparation of the Closing Date Balance Sheets. The Closing Date Balance Sheets shall be deemed to be accepted by the Surviving Corporation and shall be final and binding for all purposes of this Agreement unless the Surviving Corporation, within sixty days after the date on which the Closing Date Balance Sheets are delivered to the Surviving Corporation, gives notice to the Seller Trust stating each and every item as to which the Surviving Corporation takes exception ("Objections"), specifying in detail the nature and extent of any such Objection. If an Objection is disputed by the Seller Trust, then the Seller Trust and the Surviving Corporation shall negotiate in good faith to resolve such dispute. If, after a period of thirty days following the date on which the Surviving Corporation gave notice of Objections, any Objection still remains disputed, then the Surviving Corporation's accountants and the Seller Trust's accountants shall together choose an independent firm of public accountants of nationally recognized standing (the "Accounting Firm") to resolve such remaining Objections. The Accounting Firm shall act as an arbitrator and shall have the power and authority to determine, based solely on presentations by the Surviving Corporation and the Seller Trust, and not by independent review, only those issues still in dispute. The determination of the Accounting Firm shall be final and binding. The fees and expenses of the Accounting Firm, if any, shall be paid equally by the Surviving Corporation and the Seller Trust; provided, however, that, if the Accounting Firm determines that either party's position is completely correct, then the other party shall pay the fees charged by the Accounting Firm in connection with any such determination.

               (c) If either the net current assets or the net assets set forth on the Combined Balance Sheet as finally determined are negative, the Seller Trust shall promptly pay to the Surviving Corporation cash in an amount equal to the greater of the deficit in net current assets or the deficit in net assets. If both the net current assets and the net assets set forth on the Combined Balance Sheet are positive, the Surviving Corporation shall promptly pay to the Seller Trust cash in an amount equal to the lesser of the surplus in net current assets or the surplus in net assets. Any such payment shall be deemed to constitute an adjustment in the Merger consideration for all purposes of this Agreement.

        Section 9.5.  Section 15 of the Investment Company Act; PIMCO Advisors.

               PIMCO Advisors and, the Surviving Corporation agree to use their commercially reasonable efforts to enable the following to be true regarding
Section 15(f) of the Investment Company Act with respect to the Opgroup Public Investment Company Clients: (a) for a period of not less than three years after the Closing Date, no more than 25% of the members of the Board of Directors of any Opgroup Public Investment Company Client shall be "interested persons" (for purposes of Section 15(f)(1)(A) of the Investment Company Act, as it may be modified by an exemptive order referred to in Section 4.23(b) of this Agreement) of PIMCO Advisors (or such other entity which acts as adviser or subadvisor to the Opgroup Public Investment Company Clients), or of the predecessor investment adviser of the Opgroup Public Investment Company Clients (including "interested persons" of Opgroup or its Affiliates) (collectively, the "Relevant Entities"), other than with respect to any Opgroup Public Investment Company Client not meeting such requirement as of the Closing; and (b) for a period of not less than two years after the Closing Date, neither PIMCO Advisors nor any Affiliate of PIMCO Advisors (or any entity which will act as adviser to the Opgroup Public Investment Company Clients) has or shall have any express or implied understanding, arrangement or intention to impose an unfair burden on any of the Opgroup Public Investment Company Clients as a result of the transactions contemplated herein. For purposes of paragraph (a) of this Section 9.5, "commercially reasonable efforts" shall mean PIMCO Advisors and, after the Closing Date, the Surviving Corporation, (i) causing to be distributed to the directors of each Opgroup Public Investment Client (A) on at least an annual basis, a questionnaire containing questions reasonably designed to elicit information pertaining to the status of such directors as "interested persons" of the Relevant Entities, and (B) on at least an annual basis, a legal memorandum describing to the directors the requirements of Section 15(f) of the Investment Company Act and the relevance of their status thereunder, (ii) at such time as they learn of a change in the board composition of an Opgroup Public Investment Company Client or the disinterested status of a director thereof that would cause more than 25% of the members of such Board of Directors to be interested persons of Relevant Entities, taking reasonable steps to correct such situation as promptly as practicable, (iii) obtaining the agreement of any transferee of all or a portion of the business of the Surviving Corporation and/or PIMCO Advisors to comply with provisions substantially identical to the provisions of this
Section 9.5 for a period of not less than three years after the Closing Date and
(iv) taking such additional steps (which shall not require the incurrence of any out-of-pocket expenses by PIMCO Advisors or its Affiliates) as the Indemnity Trust may from time to time reasonably request in writing in connection with compliance with Section 15(f) of the Investment Company Act.

        Section 9.6.  Further Assurances.

               Each party to this Agreement shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby.

        Section 9.7.  Expenses.

               The parties agree that the expenses incurred in soliciting proxies from shareholders of the Opgroup Public Investment Companies (including reasonable fees and expenses of legal counsel to such Investment Companies and legal counsel to their trustees or directors, if applicable) shall be borne two-thirds by PIMCO Advisors and one-third by Opgroup (including for purposes of Section 9.4); provided, however, that any such expenses incurred without the consent of PIMCO Advisors, which consent may not unreasonably be withheld or delayed, shall be borne by Opgroup. Except as provided in the preceding sentence, each party shall be solely responsible for all direct and indirect expenses incurred by it in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

        Section 9.8.  Disposition of OGI Stock.

               PIMCO Advisors agrees that (i) so long as any Opgroup Shareholder (including the beneficial owners of the entities which are Opgroup Shareholders and transferees of such Opgroup Shareholders and/or beneficial owners whose basis for tax purposes is based upon that of the transferors) continues to hold the Class A Units he received at the Closing or upon exchange of OGI Notes, PIMCO Advisors shall not sell, assign or otherwise transfer the capital stock of Opgroup or the OGI Notes received in exchange for the Class A Units in such a way as to cause the Opgroup Shareholders (including such beneficial owners and transferees) to recognize taxable gain and (ii) so long as all of the OGI Notes are not owned by PIMCO Advisors or its Affiliates, PIMCO Advisors will not sell, assign or otherwise transfer the capital stock of Opgroup and will continue to hold all of the equity interests of Opgroup.

                                   ARTICLE X.

                                 INDEMNIFICATION

        Section 10.1. Indemnification by PIMCO Advisors and the Surviving Corporation.

               (a) Subject to the limitations and conditions set forth in this
Article X, PIMCO Advisors and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless, to the fullest extent permitted by law, the Opgroup Shareholders and each of their respective officers, directors, employees, agents and Affiliates (collectively, the "Opgroup Indemnitees") from and against any and all Losses which they or an of them may suffer or incur, to the extent arising from:

                      (i) any breach or default in performance by PIMCO Advisors or PATM of any covenant or agreement of PIMCO Advisors or PATM contained in this Agreement; or

                      (ii) any breach of any representation or warranty made by PIMCO Advisors or PATM in this Agreement, or any certificate or instrument delivered by or on behalf of PIMCO Advisors or PATM pursuant to this Agreement (but excluding any Related Agreement).

               (b) Indemnification under this Section 10.1 shall be available regardless of any investigation made at any time before the Closing Date by or on behalf of Opgroup or after the Closing Date by on behalf of the Indemnity Trust or the Indemnity Trustees or any of their Affiliates or of any information any such party may have in respect thereof; provided, however, that no such indemnification shall be available for a breach of a particular representation or warranty if written notice has been given to Opgroup prior to the Closing Date, specifying in reasonable detail the information or circumstances making such representation or warranty untrue, and such state of affairs, taking into account all matters which have occurred, would have resulted in a PIMCO Advisors Material Adverse Effect.

        Section 10.2. Indemnification by the Indemnity Trust.

               (a) Subject to the limitations and conditions set forth in this
Article X, the Indemnity Trust on behalf of the Opgroup Shareholders, shall indemnify and hold harmless, to the fullest extent permitted by law, PIMCO Advisors, the Surviving Corporation and each of their officers, directors, limited liability company members and managers, employees, agents and Affiliates (collectively, the "PIMCO Indemnitees") from and against any and all Losses which they or any of them may suffer or incur, to the extent arising from:

                      (i) any breach or default in performance of any covenant or agreement of or regarding Opgroup or any Opgroup Subsidiary contained in this Agreement; or

                      (ii) any breach of any representation or warranty made by Opgroup in this Agreement, or any certificate or instrument delivered by or on behalf of Opgroup in connection with this Agreement (but excluding any Related Agreement); or

                      (iii) any liabilities and obligations (whether known or unknown, direct or indirect and including, without limitation, accrued and contingent liabilities) attributable to the Opgroup Business other than (A) liabilities attributable to the Money Management Business (other than any such liabilities and obligations arising from, in connection with or constituting any breach or default described in clause (i) or clause (ii) above), (B) liabilities attributable to the Brokerage Business, (C) liabilities under the Opgroup Equities Note and (D) other liabilities which are fully funded at the Closing Date, in each case other than liabilities for Taxes; or

                      (iv) without duplication, (A) liabilities for Taxes of any member of the Opgroup Subgroup and any of its Unconsolidated Subsidiaries for or with respect to (1) all taxable periods or portions thereof that end on or prior to the Closing Date; and (2) the CIBC Transaction, regardless of the taxable period or periods in which recognized, (B) Opfin's allocable share of liabilities for Taxes of Opcap for or with respect to all taxable periods or portions thereof that end on or prior to the Closing Date, based upon Opfin's direct and indirect partnership interest in Opcap as of each date any such liability for Taxes was incurred; (C) one half of all liabilities for Taxes of any member of the Opgroup Subgroup attributable to gain recognized on and at the time of the contribution of property by Opfin to PIMCO Advisors pursuant to the Contribution Agreement by reason of PIMCO Advisors' ownership of common stock of the Surviving Corporation; and (D) any costs and expenses related to the foregoing (including, without limitation, reasonable attorneys' fees and expenses); provided, however, that to the extent that the PIMCO Indemnitees are indemnified for any such liabilities pursuant to Section 4(a) of the Tax Indemnity Agreement, they shall not be indemnified under this clause (iv).

               (b) Indemnification under this Section 10.2 shall be available regardless of any investigation made at any time before or after the Closing Date by or on behalf of PIMCO Advisors or of any of their Affiliates or of any information any such party may have in respect thereof; provided, however, that no such indemnification shall be available for a breach of a particular representation or warranty if notice has been given to PIMCO Advisors prior to the Closing Date, specifying in reasonable detail the information or circumstances making such representation or warranty untrue, and such state of affairs, taking into account all matters which have occurred, would have resulted in an Opgroup Material Adverse Effect.

        Section 10.3. Monetary Limitation.

               (a) Neither the Indemnity Trust on the one hand, nor PIMCO Advisors or the Surviving Corporation, on the other hand, shall have any obligation to indemnify any Opgroup Indemnitee or PIMCO Indemnitee, respectively, pursuant to Section 10.1(a)(ii) or 10.2(a)(ii), respectively, unless and until the aggregate of all Losses suffered or incurred by all PIMCO Indemnitees or Opgroup Indemnitees, as applicable, by reason of the breaches described in such clauses exceeds $2,000,000, and then only for the excess over $2,000,000; provided, however, that such limitation shall not apply with respect to any obligation to indemnify (i) a PIMCO

Indemnitee which arises under both Section 10.2(a)(ii) and one or more of Sections 10.2(a)(i), 10.2(a)(iii) or 10.2(a)(iv), or (ii) an Opgroup Indemnitee which arises under both Sections 10.1(a)(ii) and 10.1(a)(i). The aggregate amount of Losses that may be recovered by the Opgroup Indemnitees under Section
10.1 or by the PIMCO Indemnitees under Section 10.2 shall not exceed $80 million.

               (b) Whenever any breach, default, or other event which triggers a party's indemnification obligations under Section 10.1(a)(ii) or 10.2(a)(ii) contains a materiality standard, the dollar amount of the Loss which causes such breach, default, or other event to meet or exceed such materiality standard shall be counted from dollar one in determining whether or not the $2,000,000 threshold set forth in Section 10.3(a) has been met. For example, if the materiality standard for a breach were $400,000 and the Losses from a breach were $500,000, the total Losses of $500,000 would be counted against the $2,000,000 threshold.

        Section 10.4. Nature and Survival; Time Limits.

               (a) The representations and warranties of the parties made herein or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and continue in effect until the end of the 12th month following the month in which the Closing Date occurs unless specifically provided otherwise herein (unless the conditions set forth in 10.1(b) or 10.2(b), as applicable, regarding notice and waiver are satisfied); provided however, the representations and warranties set forth in Sections 4.15 and 6.16 shall survive until the end of the applicable statute of limitations; and provided, further, that any such time limit shall not apply to bar any claim based on a party's fraud or intentional misrepresentation.

               (b) The covenants and agreements of the parties set forth in this Agreement shall survive indefinitely until performed; provided, however, that any claim for indemnification brought pursuant to Section 10.2(a)(iii) must be made within 36 months following the month in which the Closing Date occurs.

        Section 10.5. Limitation on Remedies.

               (a) The remedies provided in this Article X, subject to the limitations set forth in this Agreement, shall be the exclusive remedies available to a party to this Agreement for any breach or violation of this Agreement (but not any Related Agreement) by another party hereto.

               (b) No Indemnified Party shall seek or be entitled to, or accept payment of any award or judgment for, punitive damages from an Indemnifying Party.

        Section 10.6. General Provisions.

               In the case of any claim for indemnification brought pursuant to this Article X:

               (a) The party entitled to indemnification (the "Indemnified Party") shall promptly notify the party obligated to provide indemnification (the "Indemnifying Party") of any claim for which indemnification is sought pursuant to this Article X ("Indemnified Claim"), in writing and in reasonable detail and accompanied by reasonable supporting documentation, and within any applicable time limits specified in this Agreement; provided, however, that the failure of an Indemnified Party to give such notice shall not affect such Indemnified Party's rights to indemnification under this Article X, except and only to the extent that the Indemnifying Party actually incurred an incremental out of pocket expense (in which case recovery shall be reduced by such expense) or was materially prejudiced by such failure.

               (b) The Indemnified Party shall use all reasonable efforts to mitigate any Losses.

               (c) The Indemnifying Party will be entitled to participate in the prosecution or defense of an Indemnified Claim and, at its option, jointly with any other Indemnifying Party which so elects, elect to assume control of such Indemnified Claim, including without limitation the filing and prosecution, or defense, of any action in connection with such Indemnified Claim. Subsequent to such assumption of control, (i) the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with such Indemnified Claim; and (ii) the Indemnifying Party shall control such Indemnified Claim; provided, however, that the Indemnified Party shall have the right to participate in the prosecution or defense of such Indemnified Claim and to be represented, solely at its expense, by counsel selected by it.

               (d) The Indemnified Party will, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party in the investigation, preparation, prosecution or defense of an Indemnified Claim and shall furnish any documents and endeavor to make available any employees under its control.

               (e) The Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, any Indemnified Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed; provided, however, that if the defense of any proceeding in respect of an Indemnified Claim has been assumed by an Indemnifying Party, the Indemnified Party shall consent to any settlement, compromise or discharge of such Indemnified Claim which the Indemnifying Party may recommend, so long as such settlement, compromise or discharge by its terms obligates the Indemnifying Party to pay all of the Losses of such Indemnified Party arising from such Indemnified Claim, releases such Indemnified Party from any and all liabilities and obligations it may have in connection with such Indemnified Claim, and does not otherwise adversely affect such Indemnified Party.

               (f) All payments by the Indemnity Trust under this Article X shall be made through the reduction of the face amount of the Certificate.

               (g) For purposes of this Agreement, "Losses" shall mean any and all losses, damages and liabilities, joint or several, and expenses (including, without limitation, attorney fees and other costs of litigation, arbitration and settlement) suffered or incurred by an Indemnified Party in respect of an Indemnified Claim, (i) reduced by the Present Value Benefit realized or realizable by the Indemnified Party in connection with or as a result of the incurrence of such losses, claims, damages, liabilities and expenses and (ii) reduced by any applicable insurance proceeds actually received by the Indemnified Party. If any such reduction is determined after payment by the Indemnifying Party of any amount otherwise required to be paid pursuant to this Article X, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this
Article X had such determination been made at the time of such payment. Losses shall include (i) punitive damages awarded to a third party and (ii) consequential damages (but only if the Closing has occurred.

               (h) With respect to any claim for indemnification under Section 10.2(a)(iv), the Indemnifying Parties and Indemnified Parties shall follow the procedures set forth in Sections 2(b), 2(c)(2), 2(d)(2), 4(c), 7, 8 and 9 of the Tax Indemnity Agreement.


                                   ARTICLE XI.

                            TERMINATION AND SURVIVAL

        Section 11.1. Omitted.


                                  ARTICLE XII.

                                  MISCELLANEOUS

        Section 12.1. Limitation on Liability.

               (a) Anything contained herein to the contrary notwithstanding, no recourse under or upon any obligation, covenant or agreement of Opgroup or its Affiliates or the Trusts in this Agreement or any Related Agreement shall be had against any general partner, officer, director, shareholder, trustee or controlling person, whether past, present or future, of Opgroup or its Affiliates or the Trusts or of any successor corporation, partnership or trust, either directly or through any successor corporation, partnership or trust, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived as a condition of, and as a consideration for, the execution and performance of this Agreement, and that this limitation on recourse is made expressly for the benefit of any general partner of Opco LP, any officer or director of Opgroup and their respective Affiliates and any trustee of the Trusts, and may be enforced by any of them; provided, however, that this limitation on recourse shall not limit recourse against or otherwise modify any obligation, covenant or agreement of any party to this Agreement or any Related Agreement.

               (b) Anything contained herein to the contrary notwithstanding, no recourse under or upon any obligation, covenant or agreement of PIMCO Advisors or PATM or their respective Affiliates in this Agreement or any Related Agreement shall be had against any general partner, officer, director, board member, shareholder, controlling person, whether past, present or future, of PIMCO Advisors or PATM or their respective Affiliates or of any successor corporation or partnership, either directly or through any successor corporation or partnership, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived as a condition of, and as a consideration for, the execution and performance of this Agreement, and that this limitation on recourse is made expressly for the benefit of any general partner of PIMCO Advisors or PATM and their respective Affiliates and may be enforced by any of them; provided, however, that this limitation on recourse shall not limit recourse against or otherwise modify any obligation, covenant or agreement of any party to this Agreement or any Related Agreement.

        Section 12.2. No Right of Set Off.

               (a) Each of PIMCO Advisors and PATM agrees for itself, and its successors and assigns, that it shall have no right to set off any amounts that may be owed to it by any Trust or Trustee under this Agreement or any Related Agreement against any amounts payable by it to Opgroup, Opfin, any Trust or any Trustee.

               (b) The Trustees, on behalf of the Trusts, agree that the Trusts shall have no right to set off any amounts that may be owed by them to PIMCO Advisors, PATM or the Surviving Corporation under this Agreement or any Related Agreement against any amounts payable by them to PIMCO Advisors, PATM or the Surviving Corporation.

        Section 12.3. Amendments, Waiver.

               This Agreement may not be amended, modified or waived except by written instrument executed by the parties hereto.

        Section 12.4. Entire Agreement.

               This Agreement (including Annexes, Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant hereto) constitutes the entire agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

        Section 12.5. Interpretation.

               When a reference is made in this Agreement to Sections, Annexes or Schedules, such reference shall be to a Section of or Annex or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        Section 12.6. Severability.

               Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or




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
unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        Section 12.7. Notices.

               All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered in person, (ii) when transmitted by telecopy (with written confirmation), (iii) on the third Business Day following the mailing thereof by certified or registered mail (return receipt requested) or (iv) when delivered by an express courier (with written confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               If to the Indemnity Trust:

               The Indemnity Trust
               Oppenheimer Tower
               World Financial Center
               200 Liberty Street
               New York, New York 10281
               Attention:    Roger W. Einiger and Robert I. Kleinberg, Esq.
               Telephone:    (212) 667-7300
               Telecopy:     (212) 667-2369


               With a copy to:

               Oppenheimer & Co., L.P.
               Oppenheimer Tower
               World Financial Center
               200 Liberty Street
               New York, New York 10281
               Attention:    Roger W. Einiger and Robert I. Kleinberg, Esq.
               Telephone:    (212) 667-7300
               Telecopy:     (212) 945-2369

               And, in each case, with a copy to:
               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York 10153
               Attention:    Robert Todd Lang, Esq.
               Telephone:    (212) 310-8000
               Telecopy:     (212) 310-8007




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
               If to PATM or the Surviving Corporation:

               c/o PIMCO Advisors L.P.
               800 Newport Center Drive, Suite 100
               Newport Beach, California 92660
               Attention:    General Counsel
               Telephone:    (714) 717-7022
               Telecopy:     (714) 717-7076


               If to PIMCO Advisors:
               PIMCO Advisors L.P.
               800 Newport Center Drive, Suite 100
               Newport Beach, California 92660
               Attention:    General Counsel
               Telephone:    (714) 717-7022
               Telecopy:     (714) 717-7076


               And in each case, with a copy to:

               Latham & Watkins
               650 Town Center Drive
               Costa Mesa, California 92626
               Attention:    David C. Flattum
               Telephone:    (714) 540-1235
               Telecopy:     (714) 755-8290

        Section 12.8. Binding Effect; No Third Party Beneficiaries; No
Assignment.

               This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

        Section 12.9. Counterparts.

               This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.




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
        Section 12.10.Governing Law.

               THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS THEREOF.







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
        Section 12.11. Waiver of Jury Trial.

               AFTER THE CLOSING DATE, THE PARTIES TO THIS AGREEMENT AGREE TO WAIVE ANY RIGHT TO A JURY TRIAL AS TO ALL DISPUTES.

OPPENHEIMER GROUP, INC.                  PIMCO ADVISORS L.P.


By:     /s/ ROGER W. EINIGER             By:    /s/ WILLIAM D. CVENGROS
        ---------------------------              ---------------------------
Name:   Roger W. Einiger                 Name:   William D. Cvengros
Title:  Executive Vice President         Title:  Chief Executive Officer


OPPENHEIMER FINANCIAL CORP.              PIMCO ADVISORS TRANSITORY MERGER LLC


By:     /s/ ROGER W. EINIGER             By:     /s/ WILLIAM D. CVENGROS
        ---------------------------              ---------------------------
Name:   Roger W. Einiger                 Name:   William D. Cvengros
Title:  Executive Vice President         Title:  Chief Executive Officer


THE INDEMNITY TRUST


By:     /s/ NATHAN GANTCHER
        ---------------------------
        Nathan Gantcher


By:     /s/ STEPHEN ROBERT
        ---------------------------
        Stephen Robert
        Its Managing Trustees

THE SELLER TRUST


By:     /s/ NATHAN GANTCHER
        ---------------------------
        Nathan Gantcher


By:     /s/ STEPHEN ROBERT
        ---------------------------
        Stephen Robert
        Its Managing Trustees






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